Exhibit 1.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER
                                  by and among

                               MEDIA METRIX, INC.

                            JUPITER ACQUISITION CORP.

                                ADRELEVANCE, INC.

                                       AND

                         EACH OF THE SHAREHOLDERS LISTED
                             ON SCHEDULE 1.0 HERETO

                                   dated as of

                                 October 6, 1999
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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.
          DEFINITIONS..........................................................2
          Section 1.01.  "Acquisition..........................................2
          Section 1.02.  "Acquirer Common Stock"...............................2
          Section 1.03.  "Acquirer Disclosure Schedule"........................2
          Section 1.04.  "Acquirer-Sub Stock"..................................2
          Section 1.05.  "Affiliates"..........................................2
          Section 1.06.  "Agreement"...........................................2
          Section 1.07.  "Articles of Merger"..................................2
          Section 1.08.  "Average Acquirer Price"..............................2
          Section 1.09.  "Business Day"........................................2
          Section 1.10.  "Closing".............................................2
          Section 1.11.  "Closing Date"........................................2
          Section 1.12.  "Code"................................................2
          Section 1.13.  "Commission"..........................................3
          Section 1.14.  "Common Stock Exchange Ratio".........................3
          Section 1.15.  "Constituent Corporations"............................3
          Section 1.16.  "Contingent Shares"...................................3
          Section 1.17.  "Contracts"...........................................3
          Section 1.18.  "Dissenting Shares"...................................3
          Section 1.19.  "Effective Date"......................................3
          Section 1.20.  "Effective Time"......................................3
          Section 1.21.  "Employee Plan".......................................3
          Section 1.22.  "Environmental Laws"..................................3
          Section 1.23.  "Environmental Liabilities"...........................3
          Section 1.24.  "Environmental Material Adverse Effect"...............4
          Section 1.25.  "ERISA"...............................................4
          Section 1.26.  "ERISA Affiliate".....................................4
          Section 1.27.  "Escrow Agreement"....................................4
          Section 1.28.  "Escrowed Shares".....................................4
          Section 1.29.  "Exchange Act"........................................4
          Section 1.30.  "Exchange Ratios".....................................4
          Section 1.31.  "Financial Statements"................................4
          Section 1.32.  "Fully Diluted Shares"................................4
          Section 1.33.  "Generally accepted accounting principles" or "GAAP"..4
          Section 1.34.  "Governmental Entity".................................4
          Section 1.35.  "Hazardous Substance".................................5
          Section 1.36.  "Indemnified Party"...................................5
          Section 1.37.  "Indemnifying Party"..................................5


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          Section 1.38.  "Indemnity Claim".....................................5
          Section 1.39.  "Intellectual Property"...............................5
          Section 1.40.  "Interim Financial Statements"........................5
          Section 1.41.  "IRS".................................................5
          Section 1.42.  "Knowledge"...........................................5
          Section 1.43.  "License".............................................5
          Section 1.44.  "Liens" ..............................................5
          Section 1.45.  "Management Shareholders".............................5
          Section 1.46.  "Material Adverse Change".............................5
          Section 1.47.  "Material Adverse Effect".............................5
          Section 1.48.  "Merger Consideration"................................5
          Section 1.49.  "Merger"..............................................6
          Section 1.50.  "Nasdaq National Market"..............................6
          Section 1.51.  "Old Certificates"....................................6
          Section 1.52.  "Person"..............................................6
          Section 1.53.  "Prospectus"..........................................6
          Section 1.54.  "Public Filings"......................................6
          Section 1.55.  "Purchaser Representative"............................6
          Section 1.56.  "Registration Rights Agreement".......................6
          Section 1.57.  "Registration Statement"..............................6
          Section 1.58.  "Regulatory Authority"................................6
          Section 1.59.  "Release".............................................6
          Section 1.60.  "Requisite Regulatory Approvals"......................6
          Section 1.61.  "Securities Act"......................................6
          Section 1.62.  "Series A Exchange Ratio".............................6
          Section 1.63.  "Shareholder Approval"................................7
          Section 1.64.  "Stockholder Representative"..........................7
          Section 1.65.  "Shareholders"........................................7
          Section 1.66.  "Software"............................................7
          Section 1.67.  "Surviving Corporation"...............................7
          Section 1.68.  "Target Capital Stock"................................7
          Section 1.69.  "Target Common Stock".................................7
          Section 1.70.  "Target Disclosure Schedule"..........................7
          Section 1.71.  "Target Option".......................................7
          Section 1.72.  "Target Preferred Stock"..............................7
          Section 1.73.  "Target Warrants".....................................7
          Section 1.74.  "Tax" and "Taxes".....................................7
          Section 1.75.  "Tax Return(s)".......................................7
          Section 1.76.  "Unaudited Financial Statements"......................7
          Section 1.77.  "Warranting Shareholders".............................8
          Section 1.78.  "Washington Law"......................................8
          Section 1.79.  "Year 2000 Compliant".................................8


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ARTICLE II.
          THE MERGER...........................................................8
          Section 2.01.  The Merger............................................8
          Section 2.02.  Closing and Effective Time............................8
          Section 2.03.  Effects of the Merger.................................8
          Section 2.04.  Articles of Incorporation and Bylaws..................9
          Section 2.05.  Director..............................................9
          Section 2.06.  Officers..............................................9
          Section 2.07.  Conversion of Outstanding Target Capital Stock........9
          Section 2.08.  Cancellation of Target Capital Stock.................11
          Section 2.09.  Exchange of Certificates.............................11
          Section 2.10.  Conversion of Warrants...............................13
          Section 2.11.  Contingent Payments..................................13

ARTICLE III.
          REPRESENTATIONS AND WARRANTIES OF TARGET AND WARRANTING
          SHAREHOLDERS........................................................13
          Section 3.01.  Organization, Etc....................................13
          Section 3.02.  Subsidiaries and Other Target Interests..............14
          Section 3.03.  Capitalization.......................................14
          Section 3.04.  Authorization........................................14
          Section 3.05.  No Violation.........................................15
          Section 3.06.  Approvals............................................15
          Section 3.07.  Financial Statements and Other Information...........16
          Section 3.08.  No Undisclosed Liabilities...........................17
          Section 3.09.  Corporate Action.....................................17
          Section 3.10.  Events Subsequent to August 31, 1999.................17
          Section 3.11.  Taxes................................................18
          Section 3.12.  Litigation...........................................19
          Section 3.13.  Compliance with Laws.................................20
          Section 3.14.  Title to and Condition of Property...................20
          Section 3.15.  Environmental Matters................................21
          Section 3.16.  Contracts............................................21
          Section 3.17.  Employee Plans.......................................22
          Section 3.18.  Labor Matters........................................24
          Section 3.19.  Year 2000 Compliance.................................24
          Section 3.20.  Insurance Policies...................................25
          Section 3.21.  Records..............................................25
          Section 3.22.  Brokerage Fees.......................................25
          Section 3.23.  Suppliers and Customers..............................26
          Section 3.24.  Intellectual Property................................27
          Section 3.25.  Licenses.............................................27


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          Section 3.26.  No Illegal or Improper Transactions..................28
          Section 3.27.  Restrictive Documents and Territorial Restrictions...28
          Section 3.28.  Bank Accounts........................................28
          Section 3.29.  No Misleading Statements.............................28
          Section 3.30.  Hart-Scott-Rodino....................................29

ARTICLE IV.
          REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS..................29
          Section 4.01.  Ownership............................................29
          Section 4.02.  Authorization........................................29
          Section 4.03.  No Violation.........................................30
          Section 4.04.  Approvals............................................30
          Section 4.05.  Brokerage Fees.......................................30
          Section 4.06.  Litigation...........................................30

ARTICLE V.
          REPRESENTATIONS AND WARRANTIES OF ACQUIRER AND ACQUIRER SUB ........31
          Section 5.01.  Organization, Etc....................................31
          Section 5.02.  Capitalization.......................................31
          Section 5.03.  Authorization........................................31
          Section 5.04.  No Violation.........................................32
          Section 5.05.  Approvals............................................32
          Section 5.06.  Commission Filings...................................32
          Section 5.07.  Absence of Undisclosed Liabilities...................33
          Section 5.08.  Broker's and Finder's Fees...........................33
          Section 5.09.  Valid Issuance.......................................33
          Section 5.10.  No Vote Required.....................................33
          Section 5.11.  Ownership of Acquirer Sub; No Prior Activities.......33
          Section 5.12.  Litigation...........................................34
          Section 5.13.  Financial Statement and Other Information............34
          Section 5.14.  Absence of Certain Changes or Events.................34
          Section 5.15.  Intellectual Property................................34

ARTICLE VI.
          COVENANTS OF TARGET AND THE WARRANTING SHAREHOLDERS.................35
          Section 6.01.  Conduct of Target....................................35
          Section 6.02.  Access to Records and Personnel......................37
          Section 6.03.  No Other Offers......................................37
          Section 6.04.  Maintenance of Business..............................37
          Section 6.05.  Compliance with Obligations..........................38


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          Section 6.06.  Shareholder Approval.................................38
          Section 6.07.  Noncompetition and Confidentiality...................38

ARTICLE VII.
          COVENANTS OF ACQUIRER...............................................40
          Section 7.01.  Commission Filings...................................40
          Section 7.02.  Filing of Registration Statement.....................40
          Section 7.03.  NASDAQ Listing.......................................40
          Section 7.04.  Maintenance of Business..............................40
          Section 7.05.  Compliance with Obligations..........................40
          Section 7.06.  Tax Matters..........................................40
          Section 7.07.  Employee Benefits of Target Employees................41
          Section 7.08.  Consents.............................................42
          Section 7.09.  Maintenance of Target Indemnification Obligations....42

ARTICLE VIII.
          COVENANTS OF TARGET AND ACQUIRER....................................42
          Section 8.01.  Advice of Changes....................................42
          Section 8.02.  Regulatory Approvals.................................43
          Section 8.03.  Actions Contrary to Stated Intent....................43
          Section 8.04.  Certain Filings......................................43
          Section 8.05.  Satisfaction of Conditions Precedent.................43
          Section 8.06.  Public Disclosure....................................44

ARTICLE IX.
          CONDITIONS OF CLOSING...............................................44
          Section 9.01.  Conditions to All Parties' Obligations...............44
          Section 9.02.  Conditions to the Obligations of Acquirer
          and Acquirer Sub to Effect the Acquisition..........................45
          Section 9.03.  Conditions to the Obligations of Target and
          the Shareholders to Effect the Merger...............................48

ARTICLE X.
          TERMINATION, AMENDMENTS AND WAIVERS.................................50
          Section 10.01.  Termination.........................................50
          Section 10.02.  Effect of Termination...............................51

ARTICLE XI.
          INDEMNIFICATION.....................................................51
          Section 11.01.  Indemnification by the Shareholders.................51
          Section 11.02.  Indemnification by Acquirer.........................52
          Section 11.03.  Limitations.........................................52
          Section 11.04.  Notice and Defense of Claims........................53


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          Section 11.05.  Exclusive Remedy....................................54
          Section 11.06.  Survival of Representations and Warranties..........54
          Section 11.07.  Reimbursement.......................................54

ARTICLE XII.
          GENERAL PROVISIONS..................................................55
          Section 12.01.  Taking of Necessary Action..........................55
          Section 12.02.  Effect of Due Diligence.............................55
          Section 12.03.  Expenses............................................55
          Section 12.04.  Successors and Assigns..............................55
          Section 12.05.  Entire Agreement....................................55
          Section 12.06.  Notices.............................................56
          Section 12.07.  Applicable  Law.....................................56
          Section 12.08.  Consent to Jurisdiction; Receipt of Process.........56
          Section 12.09.  No Third Party Beneficiaries........................56
          Section 12.10.  Amendments and Waivers..............................57
          Section 12.11.  Severability........................................57
          Section 12.12.  Construction........................................57
          Section 12.13.  Counterparts........................................57
          Section 12.14.  Headings............................................57

EXHIBITS .....................................................................59

SCHEDULES.....................................................................59


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

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of October 6, 1999 (this "Agreement"), by and among MEDIA METRIX, INC., a Delaware corporation ("Acquirer"), JUPITER ACQUISITION CORP., a Washington corporation and wholly-owned subsidiary of Acquirer ("Acquirer Sub"), ADRELEVANCE, INC., a Washington corporation ("Target"), and the individuals and entities listed on
Schedule 1.0 hereto, constituting certain of the holders of capital stock of Target.

                                    RECITALS

      WHEREAS, the respective Boards of Directors of Target, Acquirer and Acquirer Sub have approved the acquisition of Target by Acquirer upon the terms and subject to the conditions set forth in this Agreement; and

      WHEREAS, to effect such acquisition, the respective Boards of Directors of Target, Acquirer and Acquirer Sub have approved the merger of Acquirer Sub with and into Target (the "Merger") upon the terms and subject to the conditions set forth in this Agreement, whereby (i) each issued and outstanding share of common stock, par value $.0001 per share, of Target (the "Target Common Stock") and
(ii) each issued and outstanding share of Series A Preferred Stock, par value $.0001 per share, of Target (the "Target Preferred Stock", and together with the Target Common Stock, the "Target Capital Stock") will be converted into the right to receive unregistered shares of common stock, par value $.01 per share, of Acquirer (the "Acquirer Common Stock"), upon the terms and conditions set forth herein; and

      WHEREAS, based upon the representations, warranties and agreements herein made by Acquirer and Acquirer Sub and subject to the terms and conditions contained in this Agreement, the Board of Directors of Target has approved this Agreement, unanimously recommended to the shareholders of Target that they approve the Merger and desires that Acquirer Sub be merged with and into Target and that, as a result of the Merger, Target shall become a wholly owned subsidiary of Acquirer; and

      WHEREAS, the requisite shareholders of Target have approved the Merger and approved and adopted this Agreement; and

      WHEREAS, the parties intend for the Merger to qualify as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended and for this Agreement to constitute a plan of reorganization within the meaning of Section 368(a) of the Code and Treasury regulations thereunder.

      NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

ARTICLE I.

                                   DEFINITIONS

      In this Agreement, the following words and phrases shall have the meanings hereinafter set forth:

      Section 1.01. "Acquisition" shall mean the acquisition of the Target Capital Stock pursuant to the terms of this Agreement.

      Section 1.02. "Acquirer Common Stock" shall have the meaning given such term in the Recitals hereof.

      Section 1.03. "Acquirer Disclosure Schedule" shall have the meaning given such term in the preamble to Article V hereof.

      Section 1.04. "Acquirer-Sub Stock" shall mean shares of common stock, $.01 par value, of Acquirer Sub.

      Section 1.05. "Affiliates" shall have the meaning as set forth in Rule 144 promulgated under the Securities Act.

      Section 1.06. "Agreement" shall mean this Agreement and Plan of Merger.

      Section 1.07. "Articles of Merger" shall have the meaning given such term in Section 2.02(b) hereof.

      Section 1.08. "Average Acquirer Price" means $64.478.

      Section 1.09. "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday under the Federal laws of the United States or the State of New York.

      Section 1.10. "Closing" shall have the meaning given such term in Section
2.02 hereof.

      Section 1.11. "Closing Date" shall have the meaning given such term in
Section 2.02 hereof.

      Section 1.12. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      Section 1.13. Commission" shall mean the Securities and Exchange Commission of the United States.

      Section 1.14. "Common Stock Exchange Ratio" shall have the meaning given such term in Section 2.07 hereof.

      Section 1.15. "Constituent Corporations" shall have the meaning given such term in Section 2.01 hereof.

      Section 1.16. "Contingent Shares" shall have the meaning given such term in Section 2.11 hereof.

      Section 1.17. "Contracts" shall have the meaning given such term in
Section 3.16(a) hereof.

      Section 1.18. "Dissenting Shares" shall have the meaning given such term in Section 2.07(b) hereof.

      Section 1.19. "Effective Date" shall have the meaning given such term in
Section 2.02(b) hereof.

      Section 1.20. "Effective Time" shall have the meaning given such term in
Section 2.02(b) hereof.

      Section 1.21. "Employee Plan" shall have the meaning given such term in
Section 3.17(a) hereof.

      Section 1.22. "Environmental Laws" shall mean, with respect to Target, any federal, state, or local law, statute, rule, regulation, order or other requirement of law relating to (i) the manufacture, transport, use, treatment, storage, disposal, release or threatened release of Hazardous Substances, or
(ii) the protection of human health or the environment (including, without limitation, natural resources, air, and surface or subsurface land or waters).

      Section 1.23. "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses, other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees (a) pursuant to any agreement, order, notice, requirement, responsibility or directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of or in connection with any Environment Laws, or (b) pursuant to any claim by a governmental entity or other person or entity for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred or asserted by such entity or person pursuant to common law or statute.

      Section 1.24. "Environmental Material Adverse Effect" shall mean, with respect to Target, any Environmental Liabilities that are reasonably expected to exceed $10,000 per occurrence, or $25,000 in the aggregate.

      Section 1.25. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it now exists and is hereafter amended.

      Section 1.26. "ERISA Affiliate" shall mean any person, firm or entity (whether or not incorporated) which, by reason of its relationship with Target is required to be aggregated with Target under Sections 414(b), 414(c) or 414(m) of the Code, or which, together with Target, is a member of a controlled group within the meaning of Section 4001(a)(14) of ERISA.

      Section 1.27. "Escrow Agreement" shall mean that certain escrow agreement, dated the Closing Date, by and among Acquirer, the Stockholder Representative for and on behalf of each of the Shareholders and Continental Stock Transfer & Trust Company, as escrow agent, in the form of Exhibit 2.07 hereto.

      Section 1.28. "Escrowed Shares" shall have the meaning given such term in
Section 2.07 hereof.

      Section 1.29. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      Section 1.30. "Exchange Ratios" shall have the meaning given such term in
Section 2.07 hereof.

      Section 1.31. "Financial Statements" shall have the meaning given such term in Section 3.07(a) hereof.

      Section 1.32. "Fully Diluted Shares" means the aggregate of the number of outstanding shares of Target Common Stock, the number of shares of Target Common Stock issuable upon conversion of outstanding shares of Target Preferred Stock, the number of shares of Target Common Stock issuable upon exercise of the outstanding Target Warrants, the number of shares of Target Common Stock issuable upon exercise of the outstanding Target Options and any other outstanding rights to acquire Target Capital Stock.

      Section 1.33. "Generally accepted accounting principles" or "GAAP" shall mean generally accepted accounting principles in the United States.

      Section 1.34. "Governmental Entity" shall mean any court, administrative agency or commission or other federal, provincial, state, local, municipal or foreign government or governmental authority or instrumentality.

      Section 1.35. "Hazardous Substance" shall mean any material or substance that is: (i) listed, classified or regulated pursuant to or under any applicable Environmental Law, or (ii) any petroleum product or by-product, asbestos, urea formaldehyde insulation or polychlorinated biphenyls .

      Section 1.36. "Indemnified Party" shall have the meaning given such term in Section 11.04 hereof.

      Section 1.37. "Indemnifying Party" shall have the meaning given such term in Section 11.04 hereof.

      Section 1.38. "Indemnity Claim" shall have the meaning given such term in
Section 11.07 hereof.

      Section 1.39. "Intellectual Property" shall have the meaning given such term in Section 3.23 hereof.

      Section 1.40. "Interim Financial Statements" shall have the meaning given such term in Section 3.07(a) hereof.

      Section 1.41. "IRS" shall mean the Internal Revenue Service.

      Section 1.42. "Knowledge" shall mean, with respect to a Person, to the actual knowledge of such Person after due investigation, including the knowledge of such Person's directors and officers and employees of such Person with responsibility for the particular matters referred to.

      Section 1.43. "License" shall have the meaning given such term in Section
3.25 hereof.

      Section 1.44. "Liens" shall mean all liens, charges, security interests, pledges, rights or claims of others, restraints on transfer or other encumbrances.

      Section 1.45. "Management Shareholders" shall mean the Shareholders listed on Schedule 1.45.

      Section 1.46. "Material Adverse Change" shall mean a change or a development involving a prospective change which could have a Material Adverse Effect.

      Section 1.47. "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Person and its Subsidiaries, if any, taken as a whole.

      Section 1.48. "Merger Consideration" shall have the meaning given such term in Section 2.07 hereof.


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

      Section 1.49. "Merger" shall have the meaning given such term in the Recitals.

      Section 1.50. "Nasdaq National Market" shall mean the National Association of Securities Dealers Automated Quotation National Market.

      Section 1.51. "Old Certificates" shall have the meaning given such term in
Section 2.09(a) hereof.

      Section 1.52. "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

      Section 1.53. "Prospectus" shall have the meaning given such term in
Section 5.06 hereof.

      Section 1.54. "Public Filings" shall have the meaning given such term in
Section 5.06 hereof.

      Section 1.55. "Purchaser Representative" shall mean a person designated as such by the Shareholders who are not "accredited investors" (as defined in Regulation D promulgated under the Securities Act) in accordance with the requirements of Regulation D promulgated under the Securities Act.

      Section 1.56. "Registration Rights Agreement" shall have the meaning given such term in Section 9.01(d) hereof.

      Section 1.57. "Registration Statement" shall have the meaning given such term in Section 5.06 hereof.

      Section 1.58. "Regulatory Authority" shall mean any foreign, federal, provincial, state, local or municipal government or governmental authority the approval of which, or filing with, is legally required for consummation of the transactions contemplated by this Agreement.

      Section 1.59. "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

      Section 1.60. "Requisite Regulatory Approvals" shall have the meaning given such term in Section 9.01(b) hereof.

      Section 1.61. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      Section 1.62. "Series A Exchange Ratio" shall have the meaning given such term in Section 2.07(b)(i) hereto.


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

      Section 1.63. "Shareholder Approval" shall mean the affirmative vote of ninety percent (90%) of the outstanding shares of Target Capital Stock.

      Section 1.64. "Stockholder Representative" shall have the meaning given such term in the Section 8.07 hereof.

      Section 1.65. "Shareholders" shall mean all of the holders of the Target Capital Stock.

      Section 1.66. "Software" means all proprietary software applications written, designed, developed, sold or licensed by Target, in connection with its business and any translations or other derivative works based thereon or derived therefrom, including, without limitation those identified in Schedule 1.66 hereto.

      Section 1.67. "Surviving Corporation" shall have the meaning given such term in Section 2.01 hereof.

      Section 1.68. "Target Capital Stock" shall have the meaning given such term in the Recitals hereof.

      Section 1.69. "Target Common Stock" shall have the meaning given such term in the Recitals hereof.

      Section 1.70. "Target Disclosure Schedule" shall have the meaning given such term in the preamble to Article 1.69 hereof.

      Section 1.71. "Target Option" shall have the meaning given such term in
Section 2.09(f) hereof.

      Section 1.72. "Target Preferred Stock" shall mean the Target Series A Preferred Stock.

      Section 1.73. "Target Warrants" means the outstanding warrants issued by Target which entitle the holders thereof to purchase shares of Target Capital Stock.

      Section 1.74. "Tax" and "Taxes" shall have the meaning given such terms in
Section 3.11 hereof.

      Section 1.75. "Tax Return(s)" shall have the meaning given such term in
Section 3.11 hereof.

      Section 1.76. "Unaudited Financial Statements" shall have the meaning given such term in Section 3.07(a) hereof.


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

      Section 1.77. "Warranting Shareholders" shall mean the Shareholders listed on Schedule 1.77.

      Section 1.78. "Washington Law" shall have the meaning given such term in
Section 2.01 hereof.

      Section 1.79. "Year 2000 Compliant" shall have the meaning given such term in Section 3.19 hereof.

ARTICLE II.

                                   THE MERGER

      Section 2.01. The Merger. At the Effective Time and subject to and upon the terms of this Agreement, Acquirer Sub shall be merged with and into Target in accordance with the provisions of the Business Corporation Act of the State of Washington ("Washington Law"). Following the Merger, Target shall continue as the surviving corporation under the name AdRelevance, Inc. (the "Surviving Corporation"), and the separate corporate existence of Acquirer Sub shall cease. Target and Acquirer Sub are sometimes collectively referred to as the "Constituent Corporations."

      Section 2.02. Closing and Effective Time. (a) The closing (the "Closing") of the Merger shall take place at 9:30 a.m., New York time, on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or waiver of the latest to occur of the conditions set forth in Article IX hereof (the "Closing Date"), at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, unless another time, place or date is agreed to in writing by the parties hereto.

      (b) As soon as practicable on or after the Closing Date, (i) Target, Acquirer and Acquirer Sub shall file articles of merger, substantially in the form of Exhibit 2.02(b) hereof (the "Articles of Merger"), with the Secretary of State of the State of Washington and make all other filings or recordings required by Washington Law in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Secretary of State of the State of Washington in accordance with Washington Law or at such other time as specified in the Articles of Merger. The date and time when the Merger shall become effective are hereinafter referred to as the "Effective Date" and "Effective Time," respectively.

      Section 2.03. Effects of the Merger. The separate corporate existence of Target, as the Surviving Corporation, with all of its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. At the Effective Time, the Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, chooses in action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all the debts, liabilities and duties of the Constituent Corporations with the effects provided by applicable provisions of law.

      Section 2.04. Articles of Incorporation and Bylaws.

            (a) The Articles of Incorporation of Target in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the provisions of the applicable provisions of law except that at the Effective Time the Articles of Incorporation shall be amended in the discretion of Acquirer.

            (b) The Bylaws of Target as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable provisions of law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

      Section 2.05. Director. The director(s) of Acquirer Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation and shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation from the Effective Time until his or their successor is duly elected or appointed and qualified.

      Section 2.06. Officers. The officers of Acquirer Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation from the Effective Time until their respective successors are duly elected or appointed and qualified.

      Section 2.07. Conversion of Outstanding Target Capital Stock.

            (a) The shares of Acquirer Common Stock to be received by the Shareholders in exchange for Target Capital Stock pursuant to this Section 2.07 are referred to in the aggregate as the "Merger Consideration."

            (b) Except (i) as provided in Section 2.08 hereof and (ii) for shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Chapter 23B.13 of Washington Law (the "Dissenting Shares"), but subject to the indemnification obligations of the Shareholders described in Article XI, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Target Capital Stock or Acquirer Sub Stock:

                  (i) each share of Target Common Stock outstanding immediately prior to the Effective Time (other than shares held by Acquirer Sub) shall be converted at the Effective Time into the right to receive
            0.269899 shares of Acquirer Common Stock (the "Common Stock Exchange Ratio");

                  (ii) each share of Target Preferred Stock outstanding
            immediately prior to the Effective Time (other than shares held by Acquirer Sub) shall be converted at the Effective Time into the right to receive 0.269899 shares of Acquirer Common Stock (the "Series A Exchange Ratio"); and

                  (iii) each share of Acquirer Sub Stock outstanding immediately prior to the Effective Time other than shares held by Acquirer Sub shall be converted into one share of common stock of the Surviving Corporation.

      The Common Stock Exchange Ratio and the Series A Exchange Ratio are referred to collectively herein as the "Exchange Ratios."

            (c) Except as provided in Section 2.09 and Section 2.07(e) hereof, as of and after the Effective Time, no holder of any certificate that immediately before the Effective Time represented shares of Target Common Stock or Target Preferred Stock shall have any rights as a holder of Target Capital Stock, other than to receive the consideration specified in this Section 2.07 in accordance with the terms hereof.

            (d) Of the aggregate Merger Consideration payable to all holders of Target Capital Stock pursuant to this Section 2.07, 102,360 shares of Acquirer Common Stock (the "Escrowed Shares") shall be deposited by Acquirer at the Closing with the Escrow Agent pursuant to the terms of the Escrow Agreement, a form of which is attached hereto as Exhibit 2.07. The Escrowed Shares shall be allocated among the Shareholders as indicated on Schedule 2.07(d) hereto. The Escrowed Shares will serve as collateral security for the indemnification obligations of the Shareholders as provided in Article XI hereof.

            (e) Any Dissenting Shares shall not be converted into Acquirer Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Washington Law. Target agrees that, except with the prior written consent of Acquirer, or as required under Washington Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of Washington Law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after such value shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquirer shall issue and deliver, upon surrender by such holder of certificate or certificates representing shares of Target Capital Stock, the number of shares of Acquirer Common Stock to which such holder would otherwise be entitled under this Section 2.07 and the Articles of Merger less the number of shares allocable to such holder that are Escrow Shares.

      Section 2.08. Cancellation of Target Capital Stock. At the Effective Time, all shares of Target Capital Stock, if any, that are owned directly or indirectly by Target as treasury stock shall be canceled without any consideration being payable therefor.

      At the Effective Time, all shares of Target Capital Stock that are owned by Acquirer Sub shall be cancelled without any consideration being payable therefor.

      Section 2.09. Exchange of Certificates.

            (a) Exchange Procedures. As soon as reasonably practicable after the Effective Time, each holder of record of a certificate or certificates that immediately prior thereto represented issued and outstanding shares of Target Capital Stock ("Old Certificates") shall surrender such Old Certificates, together with a properly completed letter of transmittal (specifying that delivery shall be effected, and that risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Surviving Corporation) in exchange for the consideration specified in Section 2.07, except as otherwise specifically provided in this Section 2.09. Until so surrendered, the Old Certificates shall represent, after the Effective Time, solely the right to receive the consideration specified in Section 2.07, except as otherwise provided in this Section 2.09. Old Certificates surrendered to the Surviving Corporation shall be canceled.

            (b) No Fractional Shares. No fractional shares of Acquirer Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued upon the surrender for exchange of the Old Certificates. In lieu of any such fractional share, each holder of shares of Target Capital Stock who would otherwise have been entitled to a fraction of a share of Acquirer Common Stock upon consummation of the Merger shall be paid upon surrender of the Old Certificates cash (rounded to the nearest whole cent), without interest, in an amount equal to the product of (i) such fraction multiplied by (ii) the Average Acquirer Price.

            (c) Dissenting Shares. The provisions of this Section 2.09 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquirer under this Section 2.09 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquirer Common Stock to which such holder is entitled pursuant to Section 2.07 hereof.

            (d) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provision of this Agreement, no dividends or other distributions declared or made after the Effective Date on Acquirer Common Stock shall be paid to any Person holding an Old Certificate evidencing Target Capital Stock until such Old Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Old Certificate by any holder thereof, there shall be paid to the holder of such surrendered Old Certificate, without interest (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Date theretofore payable with respect to the Acquirer Common Stock represented thereby and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to the time of such surrender and a payment date subsequent to the time of such surrender payable with respect to the Acquirer Common Stock represented thereby, less the amount of any withholding taxes which may be required thereon.

            (e) Closing of Target Transfer Books. At the Effective Time, the stock transfer books of Target shall be closed and no transfer of shares of Target Common Stock or Target Preferred Stock, as the case may be, shall thereafter be made. If, after the Effective Time, Old Certificates are presented to the respective Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the consideration as provided in Section 2.07 hereof.

            (f) Assumption of Options. At the Effective Time, each option granted by Target to purchase shares of Target Common Stock (each, a "Target Option") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Target Common Stock and shall be assumed by Acquirer and converted automatically into an option to purchase the number of shares of Acquirer Common Stock equal to the number of whole shares of Target Common Stock subject to such option (including, without limitation, any shares with respect to which the vesting is accelerated as a result of the Merger) multiplied by the Common Stock Exchange Ratio (rounded to the nearest whole share), at a price per share of Acquirer Common Stock equal to (i) the exercise price for the shares of Target Common Stock purchasable pursuant to such Target Option immediately prior to the Effective Time divided by (ii) the Common Stock Exchange Ratio (rounded to the nearest whole cent), and shall otherwise be subject to the terms of the Target 1999 Stock Option Plan (the "Target Option Plan") pursuant to which such options were issued and the agreements evidencing grants thereunder and shall thereupon be assumed by Acquirer. The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. Subject to the adjustments noted herein, the duration and other terms of each option shall be the same as the original option except that all references to (i) Target Common Stock shall be deemed to be references to Acquirer Common Stock and (ii) the "Company" shall be deemed to be references to Acquirer. Further, any and all vesting or performance requirements or conditions affecting any outstanding stock option shall continue to apply. Target and Acquirer shall take all action that may be necessary (under the terms of the Target Option Plan or otherwise) to effectuate the provisions of this Section
2.09. Following the Closing Date, Acquirer shall send to each holder of an assumed Target Option a written notice setting forth (i) the number of shares of Acquirer Common Stock subject to each assumed Target Option, and (ii) the exercise price per share of Acquirer Common Stock issuable upon exercise of an assumed Target Option.

      Section 2.10. Conversion of Warrants. In the case of the Target Warrants which are outstanding at the Effective Time, Acquirer shall, effective as of the Effective Time, assume the Target Warrants (and if required by the terms of the Target Warrants or if otherwise appropriate under the terms of Target Warrants, execute a supplemental agreement in connection therewith) and shall reserve, make available for issuance, and upon exercise of such Target Warrants in accordance with their terms after the Effective Time, issue the number of shares of Acquirer Common Stock equal to the number of shares of Target Capital Stock that could have been purchased under the Target Warrants multiplied by the applicable Exchange Ratio (rounded to the nearest whole figure), at a price per share of Acquirer Common Stock equal to the Target Warrant purchase price divided by the appropriate exchange ratio (rounded to the nearest whole cent). Subject to the adjustments noted herein, the duration and other terms of the Target Warrants shall be the same as the original warrant except that all references to
(i) Target Capital Stock shall be deemed to be references to Acquirer Common Stock and (ii) the "Company" shall be deemed to be references to Acquirer. Further, any and all vesting or performance requirements or conditions affecting any outstanding warrant shall continue to apply.

      Section 2.11. Contingent Payments. In addition to the Merger Consideration and subject to the provisions contained in Schedule 2.11 hereto, Acquirer may pay to the Shareholders and allocate to the holders of Target Options and Target Warrants listed on Schedule 3.03, in each case as additional consideration for the Merger, 102,360 shares of Acquirer Common Stock (the "Contingent Shares") (rounded to the nearest whole figure), to the extent and in the manner indicated on Schedule 2.11 hereto.

ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF TARGET AND WARRANTING
                                  SHAREHOLDERS

      Except as set forth (by reference to the applicable Section of this Agreement) in the disclosure schedule delivered by Target and each of the Warranting Shareholders to Acquirer on the date hereof (the "Target Disclosure Schedule"), a copy of which is attached hereto as Schedule 3.0, Target and each Warranting Shareholder hereby represent and warrant to Acquirer and Acquirer Sub as of the date hereof and as of the Closing Date as follows:

      Section 3.01. Organization, Etc. Target is a corporation duly organized and validly existing under the laws of the State of Washington and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Target is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary (all of which jurisdictions are set forth on the Target Disclosure Schedule), except where the failure to so qualify or be licensed would not have a Material Adverse Effect on Target. Target has heretofore delivered to Acquirer true and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof.

      Section 3.02. Subsidiaries and Other Target Interests. Target does not have any subsidiaries. Target does not have, directly or indirectly, any legal or beneficial interest in any partnership, joint venture or other entity.

      Section 3.03. Capitalization. The authorized, issued and outstanding capital stock of Target is as set forth on the Target Disclosure Schedule. All of the issued and outstanding shares of capital stock of Target are owned, of record and beneficially, by the Shareholders in the amounts set forth on the Target Disclosure Schedule. All of the outstanding Target Options and Target Warrants are held in the amounts and by the Persons identified on the Target Disclosure Schedule. No Persons other than the Shareholders and holders of Target Options and Target Warrants are or will be entitled to receive any payment with respect to the Target Capital Stock. Target does not hold any shares of its own capital stock. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of Target are as set forth in its Articles of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable corporate laws. All outstanding shares of Target Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding securities of Target were issued in compliance with all applicable securities (federal and state) and corporate laws. None of the outstanding securities have been issued in violation of any preemptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which Target is a party or by which Target is bound, obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of its capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or other, of Target to purchase, redeem or otherwise acquire any shares of its capital stock. There are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to any of the Target Capital Stock (i) between or among Target and any of its shareholders or (ii) to Target's Knowledge between or among any of Target's shareholders.

      Section 3.04. Authorization. Target has all requisite corporate power and authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out its obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby and the performance by Target of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Target other than obtaining shareholder approval. A sufficient number of Shareholders have executed and delivered written consents in the form of Exhibit 3.04 hereto such that this Agreement, the Merger and the transactions contemplated hereunder have been approved by the requisite shareholder vote of the Company in accordance with the Target's Articles of Incorporation, Bylaws and applicable law. Each of this Agreement and the other agreements contemplated hereby have been duly executed and delivered by Target and, assuming due authorization, execution and delivery by Acquirer and Acquirer Sub, constitute the legal, valid and binding obligation of Target, enforceable against Target in accordance with their respective terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether enforceability is considered in equity or at law).

      Section 3.05. No Violation. The execution and delivery of this Agreement and each of the other agreements contemplated hereby by Target do not, and the consummation by Target of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default under, any provision of its Articles of Incorporation or Bylaws ; (b) conflict with, or result in any violation of or default or loss of any benefit under, any License, statute, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which Target is a party or to which any its property is subject; (c) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, any Contract or material agreement (written or unwritten), understanding, arrangement, indenture or other instrument to which Target is a party or to which any of its property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, could reasonably be expected to result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of Target; (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any License or (e) result in Target being required to pay any amount or refund to any Affiliate or licensee of Target in respect of amounts received by Target in advance of the performance of services. Target is in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of its property or business, other than violations that individually or in the aggregate does not and will not have a Material Adverse Effect on such entity.

      Section 3.06. Approvals. The execution and delivery of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby by Target will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Target is a party or to which its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required by Target in connection with the execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby, or the performance by Target of its obligations hereunder and thereunder, except for (i) the filing of the Articles of Merger, together with the required officers' certificates, and
(ii) such consents, approvals, orders, authorizations, registrations, declarations and filing as may be required under the Exchange Act, the Securities Act and applicable state securities laws.

      Section 3.07. Financial Statements and Other Information.

            (a) Target has delivered to Acquirer (i) true, correct and complete copies of the unaudited balance sheet of Target as of December 31, 1998, and the related statements of operations, accumulated deficit and cash flows for the period from inception until ended December 31, 1998 (the "Unaudited Financial Statements"), and (ii) true, correct and complete copies of the unaudited balance sheet of Target as of August 31, 1999 and the related statements of operations, accumulated deficit and cash flows for Target for the eight-month period ended August 31, 1999 (the "Interim

Financial Statements"). The Unaudited Financial Statements and Interim Financial Statements are herein collectively referred to as the "Financial Statements."

            (b) The Financial Statements are in accordance with the books and records of Target, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and the balance sheets included therein present fairly as of their respective dates the financial condition of Target. All material liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Financial Statements have been disclosed in the balance sheets included in the Financial Statements or in notes to the Financial Statements to the extent such liabilities were required, under generally accepted accounting principles, to be so disclosed. The statements of operations, accumulated deficit and cash flows included in the Financial Statements present fairly the results of operations, accumulated deficit and cash flows of Target for the periods indicated. The statements of operations included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified therein.

            (c) All properties, investments, tangible assets and deferred costs reflected in the latest balance sheets included in the Financial Statements have a fair market or realizable value at least equal to the value thereof as reflected therein.

            (d) The accounts and notes receivable of Target included in the latest balance sheet of Target included in their respective Financial Statements, are, net of reserves reflected on the balance sheet, collectible in full over the period of usual trade terms (by use of Target's normal collection methods without resort to litigation or reference to a collection agency), and there do not exist any defenses, counterclaims and set-offs which could materially adversely affect such receivables, and all such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of Target. Target has fully performed all obligations with respect thereto which it was obligated to perform to the date hereof.

            (e) Since inception, there has been no Material Adverse Change in Target, whether as a result of any legislative or regulatory change, revocation of any License or right to do business, fire, explosion, accident, casualty, labor trouble, riot, condemnation, act of God, or otherwise.

      Section 3.08. No Undisclosed Liabilities. Except as set forth in the notes to the Financial Statements, the liabilities on the latest balance sheet of Target included in the Financial Statements consist solely of accrued obligations and liabilities incurred by Target in the ordinary course of business to Persons which are not Affiliates of Target. There are no liabilities of Target of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined, determinable or otherwise, including without limitation documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, other than (a) liabilities disclosed in the Financial Statements, (b) liabilities incurred in the ordinary course of business and not required to be set forth in the Financial Statements under generally accepted accounting principles, (c) liabilities which have arisen after August 31, 1999 in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit or a liability to repay or refund to any person any amounts previously received by Target) and (d) legal fees and accounting fees incurred in connection with the execution of this Agreement which, with respect to clauses (a)-(d), individually, or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect. There are no asserted claims for indemnification by any Person against Target under any law or agreement or pursuant to Target's Articles of Incorporation or Bylaws, and Target is unaware of any facts or circumstances that might give rise to the assertion of such a claim against Target thereunder.

      Section 3.09. Corporate Action. All corporate action of the Board of Directors and shareholders of Target taken on or prior to the date hereof has been duly authorized, adopted or ratified in accordance with applicable law and Target's Articles of Incorporation and Bylaws and has been duly recorded in Target's corporate minute books (true, correct and complete copies of which have been delivered to or made available for inspection by Acquirer).

      Section 3.10. Events Subsequent to August 31, 1999. Since August 31, 1999, except for the grant of options to purchase shares of Target Common Stock pursuant to the Target Option Plan described on the Target Disclosure Schedule hereto, Target has not (a) issued any stock, bond or other corporate security (including without limitation securities convertible into or rights to acquire capital stock of Target); (b) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into, all in the ordinary course of business; (c) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on its respective balance sheet included in the Unaudited Financial Statements for the period ended August 31, 1999 and current liabilities incurred since August 31, 1999 in the ordinary course of business;
(d) declared or made any payment or distribution to shareholders or purchased or redeemed any shares of its capital stock or other securities, or entered into, any agreement or commitment or currently has intention to do so; (e) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than liens for current taxes not yet due and payable; (f) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim; (g) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset; (h) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business; (i) suffered any adverse change in its relations with, or any loss or threatened loss of, any of its suppliers or customers disclosed pursuant to Section 3.23; (j)(i) granted any severance or termination pay to any of its directors, officers, employees or consultants, (ii) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors, officers, employees or consultants, (iii) increased any benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increased the compensation, bonus or other benefits payable to any of its directors, officers, consultants or employees, except in each case in the ordinary course of business consistent with past practices; (k) made any material change in the manner of its business or operations; (l) made any material change in any method of accounting or accounting practice, except as specifically disclosed in the Financial Statements; (m) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or (n) entered into any commitment (contingent or otherwise) to do any of the foregoing.

      Section 3.11. Taxes. For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, fees, levies, impositions and liabilities, including without limitation, income, gross receipts, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental, personal property, real property, worker's compensation, license, lease, service, service use, severance, windfall profits, customs and other taxes, together with all interest, fines, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

            (a) Target has (i) timely filed all Tax Returns required to be filed by it and all such Tax Returns are true and complete in all respects, (ii) paid all Taxes due (whether or not required to be shown on such Tax Returns), and
(iii) paid all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of the Target), except, in the case of clause (i), (ii) or (iii), for any such filings or, payments which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Target. The unpaid Taxes of Target for tax periods through the date of the balance sheet contained in the Interim Financial Statements do not exceed the accruals and reserves for Taxes (excluding reserves for deferred Taxes) set forth on the balance sheet contained in the Interim Financial Statements by an amount that is reasonably likely to have a Material Adverse Effect on Target nor will unpaid Taxes of Target through the Closing Date exceed the accruals or reserves for Taxes (excluding reserves for deferred Taxes on the financial statements and the books and records of Target) on the Closing Date. Neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the Knowledge of Target or the Warranting Shareholders, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Target; no waivers of time to assess any Tax are in effect and no requests for waiving of the time to assess any Tax are pending. Target has withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Target. There are no Liens for Taxes upon the assets of Target (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for Liens which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Target. No Tax authority in a jurisdiction where the Target does not file Tax Returns has made a claim, assertion or, to Target's Knowledge, threat that the Target is or may be subject to Tax in such jurisdiction except as would otherwise not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Target.

            (b) Target is not and never has been a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated or combined Tax Returns, under operation of any state or local laws as a result of being a member of a combined, consolidated or unitary group, or under comparable laws of any other foreign jurisdiction) nor does Target owe any amount under any such agreement.

            (c) Target is not a "consenting corporation" within the meaning of
Section 341(f) of the Code (or any predecessor provision), and none of the assets of Target are subject to an election under Section 341(f) of the Code (or any predecessor provision).

            (d) Target is not and has never been a United States real property holding corporation with the meaning of Section 897(c)(2) of the Code.

            (e) Target has not made any payments, is not obligated to make any payments, nor is it a party to any agreement that could obligate it, Acquirer or its Affiliates to make any payments that will be an "excess parachute payment" under Section 280G of the Code as a result of the transactions contemplated by this Agreement.

      Section 3.12. Litigation. There is no action, suit, investigation, arbitration or proceeding pending or, to the Knowledge of Target or the Warranting Shareholders, threatened against or affecting Target or any of its properties or rights (including without limitation no charge of patent and/or trademark infringement), by or before any Governmental Entity, or any basis in fact therefor known to Target, against or involving Target or, any of its officers, directors, employees or consultants (in all instances, in their capacity as such), assets, business or products, whether at law or in equity. The Target Disclosure Schedule accurately describes each action, suit, investigation, arbitration or proceeding brought against or affecting Target or any of its properties or assets (including any of its patents, trademarks or other intellectual property) or to which Target was a party. With respect to each litigation or claim described in the Target Disclosure Schedule, copies of all pleadings, filings, correspondence with opposing parties and their counsel, opinions of counsel, results of studies, judgments, orders, attachments, impositions of or recordings of Liens and other documents have been furnished or made available to Acquirer.

      Section 3.13. Compliance with Laws. Target has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of any Governmental Entity relating to or affecting the operation, conduct or ownership of its properties or businesses. No investigation or review by any Governmental Entity (including without limitation any audit or similar review by any federal, foreign, state or local taxing authority) with respect to Target or, to the extent that such review or investigation relates to Target, the Warranting Shareholders, is pending or, to the Knowledge of Target or the Warranting Shareholders, threatened, nor has any Governmental Entity indicated in writing to Target or the Warranting Shareholders an intention to conduct the same. Neither Target nor, to the Knowledge of Target or the Warranting Shareholders, any director, officer, consultant or employee of Target (in all instances, in their capacity as such), is in default with respect to any order, writ, injunction or decree known to or served upon Target of any Governmental Entity. There is no existing law, rule, regulation or order, whether federal, state, local, municipal or foreign, which would prohibit or materially restrict Target from, or otherwise materially adversely affect Target in, conducting its business in any jurisdiction in which it is now conducting business or in which it currently proposes to conduct business.

      Section 3.14. Title to and Condition of Property.

            (a) Target owns no real property. Each lease or agreement under which Target is a lessee or lessor of any property, real or personal, is a valid and binding agreement of Target and, to the Knowledge of Target or the Warranting Shareholders, the other party thereto, without any default thereunder by any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by Target under any such lease or agreement or, to the Knowledge of Target, by any other party thereto. Target's possession of such property has not been disturbed and no claim has been asserted, whether oral or in writing against Target adverse to its rights in such leasehold interests.

            (b) All buildings, structures, appurtenances and material items of machinery, equipment and other tangible assets used by Target are in good operating condition and repair, normal wear and tear excepted, are usable in the ordinary course of business, are adequate and suitable for the uses to which they are being put and conform in all material respects to all applicable laws, ordinances, codes, rules, regulations and authorizations relating to their construction, use and operation. To the Knowledge of Target, Target's premises or equipment are not in need of maintenance or repairs other than ordinary routine maintenance and repairs which are not material, individually or in the aggregate, in nature or cost, and no such maintenance or repair has intentionally been delayed, deferred or prolonged.

      Section 3.15. Environmental Matters.

            (a) Except as would not have an Environmental Material Adverse Effect, Target has been and is currently being operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other governmental authority; Target is not required to obtain any permits or licenses pursuant to any Environmental Law to conduct its business as presently conducted;

            (b) There are not any existing, pending or, to the Knowledge of the Target or the Warranting Shareholders, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other governmental entity directed against any Target that pertain or relate to (1) any remedial obligations under any applicable Environmental Law,
(2) violations by Target of any Environmental Law, (3) personal injury or property damage claims relating to a release of chemicals or Hazardous Substances, or (4) response, removal, or remedial costs under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C.ss. 9601 et seq. the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., or any similar state or federal laws;

            (c) To the Knowledge of the Target and the Warranting Shareholders, no portion of any real property leased by Target is listed on the National Priorities List ("NPL") or the Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") under CERCLA, or any similar ranking or listing under any state law. Except as would not have an Environmental Material Adverse Effect, no facts or circumstances exist which could reasonably be expected to result in any liability to Target or Acquirer with respect to the current or past business and operations of Target in connection with (i) any release, transportation or disposal of any Hazardous Substances, or (ii) any action taken or omitted that was not in full compliance with or was in violation of any applicable Environmental Law.

      Section 3.16. Contracts.

            (a) The Target Disclosure Schedule contains a complete list of all currently effective written or oral (i) employment contracts, arrangements or policies of Target which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits); (ii) leases, sales contracts and other agreements with respect to any property, real or personal, of Target, except for leases of personal property involving, on an annual basis, less than $25,000 individually and $50,000 in the aggregate; (iii) contracts or commitments for capital expenditures or acquisitions in excess of $25,000 on an annual basis for one project or set of related projects; (iv) agreements, contracts, indentures or other instruments relating to the borrowing of money, or the guarantee of any obligation (third party or otherwise) for the borrowing of money (excluding routine checking account overdraft agreements); (v) contracts or agreements providing for any covenant not to compete by Target or otherwise restricting in any way Target's engaging in any business activity (including a description of the businesses to which the covenant not to compete applies); (vi) contracts or agreements relating to consultancies, professional retentions, agency, sales or distributorship arrangements pertaining to Target or its products or activities involving in excess of $25,000 on an annual basis;
(vii) contracts, agreements or commitments requiring Target to indemnify or hold harmless any Person; (viii) all contracts with any customer or supplier that cannot be terminated without penalty in excess of $50,000 by Target within one year; (ix) any agreement, contract, arrangement or understanding, written or oral with any Affiliate, licensee or Shareholder; (x) any license or agreement granting or restricting the right of Target to use a trade name, trademark, logo, patent, software or other Intellectual Property; and (xi) contracts, agreements, arrangements or commitments, other than the foregoing, which could reasonably be considered material to Target's business (all contracts, agreements, arrangements or commitments to which Target is a party, whether or not listed on the Target Disclosure Schedule, being hereinafter referred to as "Contracts"). True and correct copies of all the Contracts listed on the Target Disclosure

Schedule have been furnished or made available to Acquirer. All customer contracts entered into by Target are substantially in the form of the form customer contract provided by Target to Acquirer. All Contracts are valid and binding obligations of Target, and to the Knowledge of Target, of the other party or parties thereto and Target has duly performed its obligations thereunder to the extent such obligations have accrued, and no breach or default thereunder by Target or, to the Knowledge of Target, any other party thereto has occurred that could impair the ability of Target to enforce any rights thereunder. There are no material liabilities of Target or, to the Knowledge of Target or the Warranting Shareholders, any other party to any of the Contracts arising from any breach of or default in any provision thereof, nor has there occurred any breach or default thereof by Target which would permit the acceleration of any obligation of any party thereto or the creation of a Lien upon any asset(s) of Target.

            (b) The consummation of the Merger or the other transactions contemplated hereby will not result in any violation or termination of, default or loss of benefit under, or give rise to a right of termination under, the terms of any Contract. There are no negotiations pending or in progress to revise, in any material respect, any Contract.

      Section 3.17. Employee Plans.

            (a) Section 3.17 of the Target Disclosure Schedule lists each of the following plans, contracts, policies and arrangements which is sponsored, maintained or contributed to by, or otherwise binding upon Target or its ERISA Affiliates for the benefit of any current or former employee, director or other personnel: (i) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA, (ii) any personnel policy, and (iii) any other employment, consulting (for annual compensation in excess of $20,000), collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, fringe benefit, medical, dental, sick leave, death benefit, change in control, golden parachute or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement described in (i), (ii) or (iii) above being herein referred to as an "Employee Plan").

            (b) With respect to each Employee Plan, Target has delivered or made available to Acquirer true and complete copies of (i) each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including, without limitation, any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan, and (ii), where applicable, (A) the last annual report (5500 series) filed with the Internal Revenue Service or the Department of Labor; (B) the most recent balance sheet and financial statement;
(C) the most recent actuarial report or valuation statement; and (D) the most recent determination letter issued by the Internal Revenue Service, as well as any other determination letter, private letter ruling, opinion letter or prohibited transaction exemption issued by the Internal

Revenue Service or the Department of Labor since inception and any application therefor which is currently pending.

            (c) Each Employee Plan has been maintained and administered in accordance with its terms and in material compliance with the provisions of applicable law, including, without limitation, applicable disclosure, reporting, funding and fiduciary requirements imposed by ERISA and/or the Code. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Plan have been made timely and in accordance with the governing documents and applicable law. With respect to each Employee Plan,
(i) no application, proceeding or other matter is pending before the Internal Revenue Service, the Department of Labor or any other governmental agency, (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or, to Target's Knowledge, threatened, and (iii) to the Knowledge of Target, no facts exist which could give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to Target, any of its ERISA Affiliates or the plan assets.

            (d) With respect to each Employee Plan which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Code, there has occurred no transaction which is prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption has not been granted and is not currently in effect.

            (e) With respect to each funded Employee Plan which is an employee pension plan within the meaning of Section 3(2) of ERISA, (i) the Employee Plan is a qualified plan under Section 401(a) of the Code, and its related trust is exempt from federal income taxation under Section 501(a) of the Code, (ii) a favorable IRS determination letter is currently in effect and, since the date of the last determination letter, the Employee Plan has not been amended or operated in a manner which would adversely affect its qualified status and no event has occurred which has caused or could cause the loss of such status, and
(iii) there has been no termination or partial termination within the meaning of
Section 411(d)(3) of the Code.

            (f) Neither Target nor its ERISA Affiliates has ever maintained or been obligated to contribute to a single employer, multiple employer or multi-employer pension plan (within the meaning of Section 3(2) of ERISA) which is or was covered by Title IV of ERISA or by Section 302 of ERISA or Section 412 of the Code, and neither Target nor its ERISA Affiliates has incurred or may incur any direct or indirect liability under Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, contingent or otherwise.

            (g) Target and its ERISA Affiliates have complied in all respects with the provisions of Section 4980B of the Code with respect to any Employee Plan which is a group health plan within the meaning of Section 5001(b)(1) of the Code. Neither Target nor its ERISA Affiliates maintains, contributes to, or is obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services, except as required in Section 4980B of the Code. Each Employee Plan may be unilaterally terminated and/or amended by Target or its ERISA Affiliates at any time.

            (h) The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan, other than the acceleration of vesting with respect to certain outstanding Target Options as set forth on
Schedule 3.17.

      Section 3.18. Labor Matters. Target is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Target the subject of any proceeding asserting that Target has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the Knowledge of Target, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Target.

      Section 3.19. Year 2000 Compliance. The Software that is proprietary to Target and, to the Knowledge of Target, Target's computer hardware (the "Hardware") and all software provided by third parties for Target's use in its business or licensed by Target from third parties (the "Other Software") are Year 2000 Compliant or will be Year 2000 Compliant by November 30, 1999, except to the extent that any failure to be Year 2000 Compliant, either individually or in the aggregate, would not have a Material Adverse Effect on Target. The term "Year 2000 Compliant" as used herein means that the Software, Hardware and Other Software (1) are capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing, or any other input or output,
(2) have the ability to provide data recognition for any date element (including, but not limited to, date- related data represented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values), (3) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (4) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (5) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000, (6) have the ability to correctly process after January 1, 2000 data containing dates before that date, and (7) have the ability to recognize all "leap years," including February 29, 2000.

      Target does not believe that the lack of ability of its Software or computer systems to properly interface with internal and external applications and systems of third parties with whom

Target exchanges data electronically (including without limitation panelists, customers, clients, suppliers, service providers, subcontractors, processors, converters, shippers, warehousemen, outsources, data processors, regulatory agencies and banks) will have a Material Adverse Effect on Target.

      Section 3.20. Insurance Policies. The Target Disclosure Schedule contains a correct and complete description of all insurance policies covering Target, its businesses, employees, agents and assets. Each such policy is in full force and effect and is of the type and in the amount customarily carried by Persons conducting businesses or owning assets similar to those at the Target. Such policies shall not, pursuant to their terms, in any way be affected by, or terminate or lapse by reason of, this Agreement. All retroactive premium adjustments under any worker's compensation policy of Target have been recorded in the Financial Statements in accordance with generally accepted accounting principles and are reflected in the Financial Statements. All premiums with respect to such insurance policies have been paid on a timely basis, and no notice of cancellation or termination has been received with respect to any such policy. Target has not failed to give any notice or present any claim thereunder in due and timely fashion. There are no pending claims against such insurance by or on behalf of Target as to which the insurers have denied coverage or otherwise reserved rights. Target has not been refused any insurance with respect to its assets or operations, nor has their coverage been limited, by any insurance carrier to which it has applied for any such insurance with which it has carried insurance since the date of its inception.

      Section 3.21. Records. Target has records that accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are (a) in all material respects executed in accordance with their respective management's general or specific authorization and (b) recorded in conformity with generally accepted accounting principles.

      Section 3.22. Brokerage Fees. Neither Target nor any of its Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any of the agreements contemplated hereby or any transaction contemplated hereby or thereby or any transaction of like nature that would be required to be paid by Target.

      Section 3.23. Suppliers and Customers.

            (a) The Target Disclosure Schedule lists (i) all suppliers of Target to which Target made payments during the period beginning January 1, 1999 through September 30, 1999, or expects to make payments during the period beginning January 1, 1999 through September 30, 1999, in excess of $25,000 in the aggregate, (ii) all customers of Target during the period beginning January 1, 1999 through September 30, 1999, or customers that Target expects will pay to Target during the period beginning January 1, 1999 through September 30, 1999, more than $25,000 in the aggregate and (iii) all other suppliers and customers the loss of any of which, individually or in the aggregate with all other suppliers or customers affiliated with such supplier or customer, could have a Material Adverse Effect on Target.

            (b) To Target's Knowledge, none of Target's customers or suppliers listed on the Target Disclosure Schedule intend to cease purchasing from, selling to or dealing with Target nor has any information been brought to their attention which might lead them to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with Target or to materially alter such purchases, sales or dealings in the event of the consummation of the Merger.

      No customer has informed Target that it intends to cancel outstanding or currently anticipated contracts with Target.

            (c) Neither Target nor, to the Knowledge of Target or the Warranting Shareholders, any of its officers, directors or Affiliates nor any entity controlled by one of more of the foregoing:

                  (i) owns, directly or indirectly, any interest in (excepting less than 2% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor of Target;

                  (ii) owns, directly or indirectly, in whole or in part, any material tangible or intangible property that Target uses in the conduct of their respective businesses or its business; or

                  (iii) has any cause of action or other claim whatsoever
            against, or owes any amount to, Target, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

      Section 3.24. Intellectual Property.

            (a) The Target Disclosure Schedule contains an accurate and complete list of all domestic and foreign patents, patent applications, patent licenses, software licenses (other than generally available pre-packaged "off-the-shelf" software) and licenses, trade names, trademarks, copyrights, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications owned (in whole or in part), licensed to any extent or used or anticipated to be used by Target in the conduct of its business (collectively, and, together with the know how, "Intellectual Property"). Target either owns all right, title and interest in and to, or possesses the exclusive right to use, the Intellectual Property, trade secrets and technology used in the conduct of its business (including, without limitation, the exclusive right to use and license the same (in the jurisdiction(s) where registered in the case of trademarks, service marks and copyrights)) and each item constituting part of the Intellectual Property in which Target has an ownership or license interest has been, to the extent indicated on the Target Disclosure

Schedule, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other Governmental Entities as are indicated on the Target Disclosure Schedule and such registrations, filings and issuances remain in full force and effect. To Target's knowledge, no claim of infringement or misappropriation of patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person has been made nor threatened against Target. To Target's knowledge, Target is not infringing or misappropriating any patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person. Except as set forth on the Target Disclosure Schedule and without limiting any other provisions hereof, Target has not granted any license, franchise or permit to any Person to use any of the Intellectual Property of Target and no other Person has the right to use the same trademarks, service marks or trade names used by Target or any similar trademarks, service marks or trade names likely to lead to confusion. Since inception Target has not conducted its business under any corporate, trade or fictitious name. The Target Disclosure Schedule sets forth all trademark registrations and applications, service mark registrations and applications and copyright registrations and applications abandoned by Target since its inception.

            (b) The University of Washington has no right, title or interest in and to any of the Intellectual Property nor has the University of Washington threatened or asserted any claim of any nature whatsoever against Target or any of the Shareholders in relation to the Intellectual Property.

            (c) To Target's Knowledge, Acquirer and Target will have access to the Data, and will be able to use and exploit the Data, on the same terms, and subject to the same conditions, that existed prior to the date of this Agreement. "Data" means the Internet traffic data that Target currently uses, a written description of which has been provided to Acquirer.

      Section 3.25. Licenses. Target has all licenses, permits, consents and other governmental certificates, authorizations and approvals required by applicable federal, state, local or foreign Governmental Entity for the conduct of its business and the use of its properties as presently conducted or used, including, without limitation, all licenses required under applicable federal, state, local, municipal or foreign law relating to public health and safety, or employee health and safety except where the failure to have such license, permit, consent, certificate, authorization or approval would not have a Material Adverse Effect on Target (collectively, "Licenses"). The Target Disclosure Schedule contains a true and complete list of the Licenses. All of the Licenses are in full force and effect and no action or claim is pending nor, to the Knowledge of Target or the Warranting Shareholders, is threatened to revoke or terminate any License or declare any License invalid in any material respect. Target has taken all necessary action to maintain such Licenses.

      The Target Disclosure Schedule contains a true and complete list of all federal, state, local, municipal and foreign governmental or judicial consents, orders, decrees and other compliance agreements relating to Target or any of its businesses under which Target is operating or bound.

      Section 3.26. No Illegal or Improper Transactions. Neither Target nor any of its directors, officers, employees, or, to Target's knowledge, agents or Affiliates, has directly or indirectly used funds or other assets of Target or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of Target with respect to any of the foregoing.

      Section 3.27. Restrictive Documents and Territorial Restrictions. Target is not subject to, or a party to, any charter, by-law, mortgage, Lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which adversely affects the business, prospects, operations or condition (financial or otherwise) of its business or any of its assets or properties in any material respect, or which would prevent consummation of the transactions contemplated hereby, or the continued operation of its business after the date hereof on substantially the same basis as heretofore operated or which would materially restrict the ability of Target to acquire any property or conduct business in any area.

      Section 3.28. Bank Accounts. The Target Disclosure Schedule contains a true, correct and complete list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Target maintains safe deposit boxes or accounts of any nature.

      Section 3.29. No Misleading Statements. This Agreement, the information and schedules referred to herein, when considered as a whole, and the certificates that have been furnished to Acquirer in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Target which materially adversely affects or in the future could reasonably be expected to materially adversely affect the business, condition (financial or otherwise), property or assets of its business which has not been set forth herein.

      Section 3.30. Hart-Scott-Rodino. Target is not an entity engaged in manufacturing which has total assets of $10,000,000 or more and does not meet the requirements set forth in Section 7a of the Clayton Act, 15 U.S.C. ss. 18a.

      Section 3.31. Investors' Rights Agreement and Right of First Refusal and Co-Sale Agreement. The Investors' Rights Agreement between the Shareholders and Target dated January 15, 1999 and the Right of First Refusal and Co-Sale Agreement dated January 15, 1999 between Will Hodgman, Dan Weld, Linden Rhoads and Target will be terminated or cancelled with effect from the Closing Date.

ARTICLE IV.

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder severally but not jointly agrees and represents and warrants to Acquirer and Acquirer Sub as follows:

      Section 4.01. Ownership. Such Shareholder holds of record and owns beneficially the number of shares of Target Common Stock and Target Preferred Stock as applicable, set forth next to his, her or its name in Schedule 1.0 hereto, free and clear of any Liens. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, court orders, proceedings, preemptive rights or agreements or instruments or understandings of any character to which such Shareholder is a party or by which he, she or it is bound, obligating him, her or it to deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, any shares of Target Common Stock and Target Preferred Stock, as applicable, owned by him, her or it or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. Such Shareholder is not a party to any voting trust, proxy, or other agreement, commitment or understanding, or any court order proceeding, with respect to the voting, dividend rights or disposition of any capital stock of Target, except as disclosed on the Target Disclosure Schedule. At the Closing, good and marketable title to the shares of Target Capital Stock being sold by such Shareholder will pass to Acquirer Sub free and clear of all Liens.

      Section 4.02. Authorization. Such Shareholder has all requisite power and authority to enter into this Agreement and each of the other agreements contemplated hereby, and to carry out his, her or its obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Shareholder of this Agreement and each of the other agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby and the performance by such Shareholder of his, her or its obligations hereunder and thereunder have been duly authorized by all necessary corporate, partnership, trust or analogous action on the part of such Shareholder, if applicable. Each of this Agreement and the other agreements contemplated hereby have been duly executed and delivered by such Shareholder and assuming due authorization, execution and delivery by Target, Acquirer and Acquirer Sub constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

      Section 4.03. No Violation. The execution and delivery of this Agreement and each of the other agreements contemplated hereby by such Shareholder does not, and the consummation by such Shareholder of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not,
(a) conflict with, or result in any violation of or default under, any provision of such Shareholder's certificate of incorporation or by-laws, partnership agreement or trust agreement (or other analogous organizational documents), if applicable, or
(b) conflict with, or result in a breach or violation of or default under, or accelerate the performance required by, the terms of any law, statute, regulation, order, judgment or decree or any agreement, contract, indenture or other instrument to which such Shareholder is a party or to which any of his, her or its properties are subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon the shares of Target owned by, or the Merger Consideration to be received by, such Shareholder.

      Section 4.04. Approvals. The execution and delivery of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby by such Shareholder will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which such Shareholder is a party or to which any of his, her or its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required by such Shareholder in connection with the execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation by such Shareholder of the transactions contemplated hereby and thereby or the performance by such Shareholder of his, her or its obligations hereunder and thereunder.

      Section 4.05. Brokerage Fees. Such Shareholder has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by such Shareholder.

      Section 4.06. Litigation. There is no claim, suit, action, proceeding or investigation (whether at law or equity, before or by any Federal, state, foreign, local or municipal commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or, to the Knowledge of such Shareholder, threatened against or affecting such Shareholder, the outcome of which would in any manner impair his, her or its ability to perform his, her or its obligations hereunder or against the transactions contemplated by this Agreement.

                                   ARTICLE V.
           REPRESENTATIONS AND WARRANTIES OF ACQUIRER AND ACQUIRER SUB

      Except as set forth (by reference to the applicable Section of this Agreement) in the disclosure schedule delivered by Acquirer and Acquirer Sub to Target and the Shareholders on the date hereof (the "Acquirer Disclosure Schedule"), a copy of which is attached hereto as Schedule 5.0, Acquirer and Acquirer Sub hereby jointly and severally agree and represent and warrant to Target and the Shareholders as follows:

      Section 5.01. Organization, Etc. Acquirer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquirer. Acquirer Sub is a corporation duly organized and validly existing under the laws of the State of Washington and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Acquirer has delivered to Target a true and correct copy of the Certificate or Articles of Incorporation and Bylaws of Acquirer and Acquirer Sub, each as amended to date. Neither Acquirer nor any of its subsidiaries is in violation of any material provisions of its Certificate of Incorporation or Bylaws.

      Section 5.02. Capitalization. The authorized capital stock of Acquirer consists of (i) 60,000,000 shares of common stock, of which, as of September 30, 1999, 17,414,170 shares are issued and outstanding and no shares are held in treasury and (ii) 5,000,000 shares of preferred stock of which no shares are issued and outstanding. The shares of Acquirer Common Stock to be issued pursuant to the Merger at the Closing, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights or of any federal or state law. The authorized capital stock of Acquirer Sub consists of 100 shares of common stock, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Acquirer free and clear of any Liens.

      Section 5.03. Authorization. Each of Acquirer and Acquirer Sub has all requisite corporate power and authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out their respective obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Acquirer and Acquirer Sub of this Agreement and each of the other agreements contemplated hereby to which it is a party, the consummation of the transactions contemplated hereby and thereby and the performance by Acquirer and Acquirer Sub of their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Acquirer and Acquirer Sub, as applicable. Each of this Agreement and the other agreements contemplated hereby to which it is a party has been duly executed and delivered by Acquirer and Acquirer Sub and constitutes the legal, valid and binding obligation of Acquirer and Acquirer Sub, as applicable, enforceable against Acquirer and Acquirer Sub, as applicable, in accordance with their respective terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

      Section 5.04. No Violation. The execution and delivery of this Agreement and each of the other agreements contemplated hereby by Acquirer and Acquirer Sub do not, and the consummation by Acquirer and Acquirer Sub of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of Acquirer's Certificate of Incorporation or Bylaws or the Articles of Incorporation or Bylaws of Acquirer Sub; (b) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which Acquirer or Acquirer Sub is a party or to which any of their respective properties are subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of Acquirer or Acquirer Sub; or (c) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material Acquirer license.

      Section 5.05. Approvals. The execution and delivery of this Agreement and each of the agreements contemplated hereby by Acquirer and Acquirer Sub and the consummation of the transactions contemplated hereby and thereby will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Acquirer or Acquirer Sub is a party or to which any of their respective properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by Acquirer or Acquirer Sub in connection with the execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation by Acquirer or Acquirer Sub of the transactions contemplated hereby and thereby or the performance by Acquirer or Acquirer Sub of their respective obligations hereunder and thereunder, other than (a) the filing of the Nasdaq National Market Notification Form for Listing of Additional Shares, (b) the filing of the Articles of Merger in accordance with Washington Law, (c) compliance with any applicable requirements under the Exchange Act, the Securities Act and the Nasdaq National Market and state securities and "blue sky" laws, and (d) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities the failure of which to make or obtain would not have a Material Adverse Effect, or would not materially adversely affect the ability of Acquirer or Acquirer Sub to consummate the Merger.

      Section 5.06. Commission Filings. Acquirer has delivered to Target and the Shareholders true, correct and complete copies of Acquirer's Prospectus (the "Prospectus") dated as of May 6, 1999 included as part of Acquirer's registration statement on Form S-1 as declared effective by the Commission on May, 7 1999 (the "Registration Statement") and a copy of its Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (the "10-Q") and each report, registration statement (on a form other than S-8) and definitive proxy statement filed by Acquirer with the Commission between January 1, 1999 and the date of this Agreement (together with the Prospectus, the Registration Statement, and the 10-Q, the "Public Filings"). Acquirer has timely filed since the date of the Public Filings all the material required to be filed pursuant to the applicable provisions of the Securities Act and pursuant to Section 13, 14 or 15(d) of the Exchange Act. The Public Filings, as of their respective filing dates, did not contain any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      Section 5.07. Absence of Undisclosed Liabilities. Acquirer has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in the 10-Q heretofore provided to Target (the "Acquirer Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Acquirer Balance Sheet under generally accepted accounting principles, and (iii) those incurred in the ordinary course of business since the Acquirer Balance Sheet Date and consistent with past practice.

      Section 5.08. Broker's and Finder's Fees. Acquirer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      Section 5.09. Valid Issuance. The Acquirer Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and free and clear of any Liens.

      Section 5.10. No Vote Required. No vote of the stockholders of Acquirer is necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement, or to issue the Acquirer Common Stock to be issued in the Merger.

      Section 5.11. Ownership of Acquirer Sub; No Prior Activities. Acquirer Sub is a newly formed corporation that has conducted no business activity and was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement, Acquirer Sub has not and will not incur, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. Acquirer has no present plan or intention to sell or otherwise dispose of any of the assets of Target acquired in the Merger, except for dispositions in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

      Section 5.12. Litigation. There is no action, suit, investigation, arbitration or proceeding pending or, to the Knowledge of Acquirer, threatened against or affecting Acquirer or any of its subsidiaries or, to the Knowledge of Acquirer or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquirer.

      Section 5.13. Financial Statement and Other Information. The consolidated financial statements contained in the Public Filings: (i) complied in all material respects with the published rules and regulations of the Commission applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present in all material respects the consolidated financial position of Acquirer and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Acquirer and its subsidiaries for the periods covered thereby.

      Section 5.14. Absence of Certain Changes or Events. Since June 30, 1999 (the "Acquirer Balance Sheet Date"), there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Acquirer; (ii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Acquirer, or any direct or indirect redemption, purchase or other acquisition by Acquirer of any of its shares of capital stock; (iii) any material amendment or change to Acquirer's Certificate of Incorporation or Bylaws; or (iv) any negotiation or agreement by Acquirer to do any of the things described in the preceding clauses (i) through (iii) (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement).

      Section 5.15. Intellectual Property. Acquirer owns or possesses valid and enforceable licenses to all patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("Acquirer Intellectual Property") currently employed by Acquirer in connection with the business now operated by it, except where the failure to own or possess such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect. Acquirer has not received any notice that the Acquirer Intellectual Property infringes or otherwise violates any patent, copyright, trade secret, trademark or other proprietary right of any third party.

                                   ARTICLE VI.
               COVENANTS OF TARGET AND THE WARRANTING SHAREHOLDERS

      Target and Warranting Shareholders agree that:

      Section 6.01. Conduct of Target. From the date hereof until the Closing, Target shall conduct its business in the ordinary course, consistent with past practice, and not enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as contemplated hereby and except to the extent that Acquirer gives prior written consent:

            (a) Target will not adopt or propose any change in its Articles of Incorporation or enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

            (b) Except as contemplated by this Agreement, Target will not:

                  (i) enter into any written contract, agreement, plan or
            arrangement covering any director, officer or employee of Target that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (A) the Merger or (B) the termination of employment after the Merger;

                  (ii) enter into or amend any employment, consulting or similar agreement (oral or written) to increase the compensation payable or to become payable by it to, or otherwise materially alter its employment or consulting relationship with, any of its officers, directors or consultants over the amount payable as of the date hereof, or increase the compensation payable to any other employees (other than (A) increases in the ordinary course of business, consistent with past practice, which, in the aggregate do not exceed $50,000 on an annual basis or otherwise have a Material Adverse Effect on Target, or (B) pursuant to plans disclosed in the Target Disclosure Schedule), or adopt or, except as required by applicable law to maintain a plan's tax-qualified status, amend any employee benefit plan or arrangement (oral or written); or

                  (iii) loan or advance any money to any officer, director,
            employee, shareholder or consultant of Target other than advances in the ordinary course of business which do not exceed $5,000 at any time outstanding to any one person;

            (c) Except pursuant to the exercise of Target Options and Target Warrants and the conversion of Target Preferred Stock into Target Common Stock, Target will not (i) purchase, acquire, issue, deliver, sell or authorize the issuance, delivery or sale of any stock appreciation rights or of any shares of its capital stock of any class or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, (ii) make any changes in its capital structure or (iii) enter into any agreement or understanding or take any preliminary action with respect to the matters referred to in clause (i) or (ii) of this paragraph (c);

            (d) Target will keep in full force and effect its existing insurance policies and will not modify or reduce the coverage thereunder;

            (e) Target will not (i) pay any dividend or make any other distribution to holders of its capital stock, (ii) split, combine or reclassify any of its capital stock or propose or authorize the issuance of any other securities in respect of or in lieu of or in substitution for any shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or (iv) take any preliminary action with respect thereto;

            (f) Target will not incur any additional indebtedness for borrowed money (including, without limitation, by way of guarantee or the issuance and sale of debt securities or rights to acquire debt securities), or incur any account payable except in the ordinary course of business, or enter into or modify any contract, agreement, commitment or arrangement with respect to the foregoing;

            (g) Target will not enter into any transaction that would, in the reasonable judgment of Acquirer, delay the occurrence of the Closing beyond October 11, 1999;

            (h) Other than sales of products and services in the ordinary course of business and consistent with present practice Target will not (i) sell, lease or otherwise dispose of any of its assets having a book or market value in excess of $50,000 in the aggregate or that are otherwise material, individually or in the aggregate, to the business, results of operations or financial condition of Target or (ii) enter into, or consent to the entering into of, any agreement granting a preferential right to sell, lease or otherwise dispose of any of such assets;

            (i) Target will not (i) enter into any new line of business; (ii) change its investment, liability management and other material policies in any material respect; (iii) incur or commit to any capital expenditures, obligations or liabilities in connection therewith other than capital expenditures, obligations or liabilities that (a) are listed on the Target Disclosure Schedule or (b) individually do not exceed $50,000 and in the aggregate do not exceed $150,000; (iv) acquire or agree to acquire by merging or consolidating with, or acquire or agree to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business or Person; (v) otherwise, except as to the acquisition of materials and supplies for its products, services and activities in the ordinary course of business and consistent with past practices, acquire or agree to acquire any assets for a total consideration in the aggregate in excess of $50,000; (vi) make any investment in any Person; or
(vii) enter into any license, technology development or technology transfer agreement with any other person or entity;

            (j) Target will not (i) change its methods of accounting as in effect since inception except as required by changes in accounting principles generally accepted in the United States concurred in by Ernst & Young LLP, Target's independent auditors; (ii) change any of its methods of accounting for income and deductions for income tax purposes from those employed in the preparation of the income tax returns of Target for the period ending December 31, 1998; or (iii) change its fiscal year;

            (k) Target will not settle or compromise, or agree to settle or compromise any suit or other litigation matter or matter in an arbitration proceeding for any material amount (after taking into account any insurance proceeds to which Target is entitled) or otherwise on terms which would have a Material Adverse Effect on Target; and

            (l) Target will not agree or commit to do any of the foregoing.

      Section 6.02. Access to Records and Personnel. At all reasonable times from and after the date hereof until the Closing, Target shall afford Acquirer and its accountants, counsel, financial advisor and other representatives full and complete access to the properties, employees and officers of Target and to all books, accounts, financial and other records and contracts of every kind of Target; provided, however, that no investigation pursuant to this Section 6.02 shall affect any representation or warranty given by Target or the Warranting Shareholders to Acquirer hereunder.

      Section 6.03. No Other Offers. Target shall not, nor shall Target authorize or permit any officer, director, employee or Shareholder of, any investment banker, attorney, accountant or other representative retained by, Target or the Shareholders to, (i) entertain, encourage, solicit or initiate any inquiries or the making of any proposal that may reasonably be expected to lead to any "takeover proposal" or (ii) participate in any discussions or negotiations, or provide third parties with any information, relating to any such inquiry or proposal. Target shall immediately advise Acquirer of any such inquiries or proposals and shall provide Acquirer with the terms of such proposal. As used in this Section 6.03, "takeover proposal" shall mean any proposal outside of the ordinary course of Target's business, for a merger or other business combination involving, directly or indirectly, Target or for the acquisition of a substantial equity interest in Target, or a substantial portion of the assets of Target other than the transactions contemplated hereby, and "substantial equity interest" shall mean any equity ownership representing beneficial ownership of five percent or more of the outstanding capital stock of Target.

      Section 6.04. Maintenance of Business. Target will use its commercial best efforts to carry on, preserve and maintain its business, preserve and retain its employees, properties and goodwill, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors, licensees and others having business relationships with it that are material to its business in substantially the same manner as if it had prior to the date hereof. If Target becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor, licensee or others having business relationships with Target, it will promptly bring such information to the attention of Acquirer in writing.

      Section 6.05. Compliance with Obligations. Prior to the Closing Date, Target will comply with (a) all applicable federal, state, local and foreign laws, rules and regulations, (b) all material agreements and obligations, including its Articles of Incorporation, by which Target, its properties or its assets may be bound, and (c) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to Target, its properties or its assets.

      Section 6.06. Shareholder Approval. Target will use all reasonable efforts to obtain the necessary approvals by its Shareholders of this Agreement and the transactions contemplated hereby.

Each Shareholder listed on Schedule 6.06 has entered into a written consent, substantially in the form of Exhibit 3.04 hereto.

      Section 6.07. Noncompetition and Confidentiality.

            (a) Noncompetition. Each of the Management Shareholders acknowledge that he or she has extensive knowledge and a unique understanding of the business of Target, has been directly involved with the establishment and continued development of its customer relations and has had access to all of the proprietary and confidential information used in the business of Target. Each of the Management Shareholders further acknowledges that if he or she has, or any of his or her Affiliates were, to compete with Acquirer or Target in such business following the Closing, great harm would come to Acquirer thereby destroying any value associated with the purchase of Target and the goodwill of Target. In furtherance of the Merger and to more effectively protect the value of Target, each of the Management Shareholders covenants and agrees that, for a period beginning on the date hereof and ending on the date which is two years thereafter (the "Term"), such Management Shareholder shall not, and shall cause his or her Affiliates not to, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in, or participate in, act as a consultant or advisor to, render services for (alone or in association with any Person), or otherwise assist any Person that engages in or owns, operates, manages or controls any venture or enterprise that engages or proposes to engage in the business of selling market research and providing customers with technically derived advertising monitoring and/or audience measurement data (the "Field") anywhere in the world, except on behalf of Target or Acquirer or their respective Affiliates. The parties agree that the following are specifically excluded from the Field: Persons that use audience measurement data to drive probing strategy for search engines or BOTs; predictive caching; traditional advertising and corporate communication business. Persons that will be presumed to be competitive for the purposes of this provision include but are not limited to: AC Nielsen, Nielsen Media Research, NetRatings, CMR, LWA, VNU, PC Data and NetValue. Notwithstanding the foregoing, nothing contained in this
Section 6.07 shall prohibit any Management Shareholder or his or her Affiliates from owning not more than an aggregate of one percent (1%) of (i) any class of stock of any company which is listed on a national securities exchange or traded in the over-the-counter market or (ii) the economic interest of any venture capital fund, provided that such Management Shareholder does not participate in the management of such fund.

            (b) Nonsolicitation. Each Management Shareholder agrees that, during the Term, none of said Management Shareholders or his or her respective Affiliates will, directly or indirectly, as employee, agent, consultant, principal or otherwise (i) solicit any business in the Field from or in any way transact or seek to transact any business in the Field with a Restricted Entity or otherwise seek to influence or alter the relationship between Target or its Affiliates with a Restricted Entity or (ii) solicit for employment or other services or otherwise seek to influence or alter the relationship between Target or its Affiliates of any person who is or was an employee of Target or its Affiliates at any time during the one year period preceding the Closing, except on behalf of Target and Acquirer; provided that this clause 6.07(b) shall not include solicitation of persons to serve on a board of directors or board of advisors of a Person that does not do business in the Field. Each of the Management Shareholders acknowledges that the covenants contained in this Section 6.07 are essential conditions for Acquirer entering into this Agreement without which Acquirer would not have entered into this Agreement or have paid the consideration payable by it. The Management Shareholders acknowledge that the restrictions set forth herein are reasonable, valid and necessary for the protection of the legitimate interest of Acquirer and Target. For the purposes of this clause 6.07 (b), "Restricted Entity" means any person or entity to whom Target or its Affiliates provided services or to whom Target or any of its Affiliates made a presentation with respect to the provision of services by Target or any of its Affiliates at any time during the one year period preceding the Closing.

            (c) Confidentiality. After the Closing, each Management Shareholder shall strictly maintain the confidentiality of all information, documents and materials relating to Target, except to the extent disclosure of any such information is required by law or authorized by Acquirer. In the event that any Shareholder reasonably believes after consultation with counsel that he, she or it is required by law to disclose any confidential information described in this
Section 6.07(c), such Management Shareholder will (i) provide Acquirer with prompt notice before such disclosure in order that Acquirer may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to confidential information, and (ii) cooperate with Acquirer in attempting to obtain such order or assurance. The provisions of this Section 6.07(c) shall not apply to any information, documents or materials which are in the public domain or shall come into the public domain, other than by reason of default by any Management Shareholder or his or her respective Affiliates, of this Agreement or becomes known in the industry through no wrongful act on the part of any Management Shareholder or their respective Affiliates.

            (d) Remedies. Without limiting the right of Acquirer to pursue all other legal and equitable rights available to it, including without limitation, damages for the actual or threatened violation of this Section 6.07 by any Management Shareholder or any of his, her or its respective Affiliates, it is agreed that other remedies cannot fully compensate Acquirer for such a violation and that Acquirer shall be entitled to injunctive relief and/or specific performance to prevent violation or continuing violation thereof, without bond and without the necessity of showing actual monetary damages. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 6.07, any term, restriction, covenant or promise in this Section 6.07 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

                                  ARTICLE VII.

COVENANTS OF ACQUIRER

      Section 7.01. Commission Filings. Acquirer shall timely file all reports required to be filed by it with the Commission required under the Securities Act or Exchange Act between the date hereof and the Closing and shall deliver to Target copies of all such reports promptly after the same are filed.

      Section 7.02. Filing of Registration Statement. Acquirer shall file a registration statement on Form S-8 to register the shares of Acquirer Common Stock to be issued upon the exercise of the Target Options within 15 days of the Closing Date; provided that Acquirer shall not be required to file such registration statement prior to November 8, 1999.

      Section 7.03. NASDAQ Listing. Acquirer will have the Acquirer Common Stock issued in connection with the Merger and such other shares required to be reserved for issuance in connection with the Merger authorized for listing on the Nasdaq National Market, on or prior to the Closing Date, subject to official notice of issuance.

      Section 7.04. Maintenance of Business. Acquirer will use its commercially reasonable efforts to carry on, preserve and maintain its business, preserve and retain its employees, properties and goodwill, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors, licensees and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If Acquirer becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor, licensee or others having business relationships with it which will have a Material Adverse Effect on Acquirer, it will promptly bring such information to the attention of Target in writing.

      Section 7.05. Compliance with Obligations. Prior to the Closing Date, Acquirer will comply in all material respects with (i) all applicable Federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its Certificate of Incorporation and Bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to it, its properties or its assets.

      Section 7.06. Tax Matters.

            (a) Acquirer will not, pursuant to a plan or intention in place at the Effective Time, redeem and no person related to Acquirer (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) will, pursuant to a plan or intention in place at the Effective Time, acquire any of the shares of Acquirer Common Stock issued in the Merger. For purposes of this covenant, repurchases in the ordinary course of business of unvested shares, if any, acquired from terminating employees of Acquirer or Target will be disregarded.

            (b) Acquirer will use a significant portion of Target's historic business assets in a business. For purposes of this covenant, Acquirer will be deemed to satisfy this requirement if the members of Acquirer's qualified group (as defined in Treasury Regulation Section 1.368-1(d)(4)), in the aggregate, continue the historic business of Target or use a significant portion of Target's historic business assets in a business, or the foregoing activities are undertaken by a partnership as contemplated by Treasury Regulation Section 1.368-1(d)(4).

            (c) Following the Merger, Acquirer will comply with the record-keeping and information requirements of Treasury Regulation Section 1.368-3.

            (d) In addition to the foregoing, each of Acquirer, Merger Sub and Target shall use its commercially reasonable efforts to cause the Merger to qualify, and will not (either before or after consummation of the Merger) take any actions, or fail to take any action, that might reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of
Section 368 of the Code.

      Section 7.07. Employee Benefits of Target Employees. Acquirer shall offer to the employees of Target employment by Acquirer after the Effective Time, and each such offer shall (i) include a compensation package in accordance with Acquirer's compensation policy, (ii) to the extent permitted by Acquirer's employee benefit programs, enable such eligible employee to participate in Acquirer's employee benefit programs and other individual benefits as outlined in each employee's individual offer, such as life insurance, health, medical, dental and vision coverage and Acquirer's 401(k) plan ("Acquirer Plans"), and
(iii) be in the form of any individual offer letter prepared in accordance with Acquirer's customary form. Acquirer agrees that for purposes of all Acquirer Plans (including all policies and employee fringe benefit programs) under which an employee's benefit depends in whole or in part on length of service, credit will be given to such employee for service previously credited with the Target prior to the Effective Time; provided, that such crediting of services does not result in duplication of benefits. Such persons, if they accept such employment, shall be "at will" employees and may be terminated by Acquirer at any time for any reason or for no reason. Acquirer has set aside options for 150,000 shares of Acquirer Common Stock, and shall grant to each of the individuals set forth on Exhibit 7.07 hereto who are employees of Acquirer options to purchase that number of shares of Acquirer Common Stock set forth opposite such individual's name on Exhibit 7.07 at a purchase price per share equal to the closing price of Acquirer Common Stock on the date of grant as reported on the National Nasdaq Market pursuant to Acquirer's stock incentive plan. Such options will be granted to such employees within 60 days after the Effective Date as equity compensation pursuant to Acquirer's compensation policies. In addition, as soon as is practicable after the Closing, Acquirer undertakes to take such steps as may be necessary to make available to the employees of Target such employee benefits as are comparable to those offered by Acquirer to its employees of similar position and responsibilities, with each such employee of Target receiving credit for service with Target prior to the Effective Date for purposes of each plan.

      Section 7.08. Consents. Acquirer shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger.

      Section 7.09. Maintenance of Target Indemnification Obligations.

            (a) Subject to and following the Effective Time, Target shall, and Acquirer shall cause Target to, indemnify and hold harmless the Indemnified Target Parties (as defined below) to the extent provided in the Bylaws or Articles of Incorporation of Target or pursuant to indemnification agreements between the Target and the Indemnified Target Parties, in each case as in effect as of the date of this Agreement without amendment, for three years after the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Target shall, and Acquirer shall cause Target to, keep in effect such provisions and agreements, which shall not be amended except as required by applicable law or to make changes permitted by Washington Law that would enlarge the rights to indemnification available to the Indemnified Target Parties and changes to provide for exculpation of director and officer liability to the fullest extent permitted by Washington Law. For purposes of this Section 7.09, "Indemnified Target Parties" shall mean the individuals who were officers, directors and employees of Target on or prior to the Effective Time.

            (b) The provisions of this Section 7.09 shall be in addition to any other rights available to the Indemnified Target Parties, shall survive the Effective Time of the Merger, and are expressly intended for the benefit of the Indemnified Target Parties.

                                  ARTICLE VIII.
                        COVENANTS OF TARGET AND ACQUIRER

      Section 8.01. Advice of Changes. Each party will promptly advise the other such party in writing of:

            (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger;

            (b) any notice or other communication from any Governmental Entity or Regulatory Authority in connection with the Merger;

            (c) any actions, suits, claims, investigation or other judicial proceedings commenced or threatened against it which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the Merger;

            (d) any event known to its executive officers occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this

Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event);

            (e) any Material Adverse Change in the business condition of the party; and

            (f) from time to time prior to the Closing, Target and Acquirer will promptly supplement or amend its respective Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule hereto. No supplement or amendment of a Disclosure Schedule made pursuant to this Section shall be deemed to cure any breach of, affect or otherwise diminish any representation or warranty made in this Agreement unless the other party hereto specifically agrees thereto in writing.

      Section 8.02. Regulatory Approvals. Prior to the Closing, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity or Regulatory Authority which may be reasonably required, or that the other party may reasonably request, in connection with the consummation of the Merger. Each party shall use its commercially reasonable efforts to obtain all such authorizations, approvals and consents.

      Section 8.03. Actions Contrary to Stated Intent. Neither party shall take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Acquisition set forth in
Article IX hereof not being satisfied.

      Section 8.04. Certain Filings. Target and Acquirer shall cooperate with one another:

            (a) in determining whether any action by or in respect of, or filing with, any Governmental Entity or Regulatory Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

            (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

      Section 8.05. Satisfaction of Conditions Precedent. Target and Acquirer will use their commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII hereof, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated by October 11, 1999 and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby. Target and Acquirer agree to negotiate in good faith with respect to any additional agreement reasonably requested by another party hereto which such requesting party determines in good faith is necessary to effect the transactions contemplated hereby.

      Section 8.06. Public Disclosure. Acquirer and Target shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as, in the reasonable judgment of the Board of Directors of either Acquirer or Target, may be required by law or the rules and regulations of Nasdaq.

      Section 8.07. Representative of the Shareholders; Power of Attorney. Upon approval of the Merger by the Shareholders, effective upon such vote, and without further act of any Shareholder, Will Hodgman, or such other person as is appointed by a majority in interest of the Shareholders, shall be appointed as agent and attorney-in-fact (the "Stockholders' Representative") for each shareholder of Target (except such shareholders, if any, as shall have perfected their dissenters' rights under Washington Law), for and on behalf of the Shareholders, to give and receive notices and communications on behalf of the Shareholders, to enter into and perform the Escrow Agreement, to authorize delivery to Acquirer of the Escrow Shares in satisfaction of indemnifiable claims by Acquirer or any other Indemnified Person under Article XI, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Representative for the accomplishment of the foregoing.

                                   ARTICLE IX.
                              CONDITIONS OF CLOSING

      Section 9.01. Conditions to All Parties' Obligations. The obligations of all the parties to this Agreement to effect the Acquisition shall be subject to the fulfillment or satisfaction, at or prior to the execution of this Agreement of the following conditions or the mutual waiver by the parties:

            (a) Illegality or Legal Constraint. No temporary restraining order, preliminary or permanent injunction or other order or restraint issued by any court of competent jurisdiction, no statute, rule, regulation, order, decree, restraint or pronouncement by any Governmental Entity, and no other legal restraint or prohibition which would prevent or have the effect of preventing the consummation of the Acquisition shall have been issued or adopted or be in effect.

            (b) Governmental Authorizations. All permits, approvals, filings and consents required or advisable to be obtained or made prior to the consummation of the Acquisition under applicable federal laws or applicable laws of any state or municipality or foreign country having jurisdiction over the Acquisition and the other transactions contemplated herein shall have been obtained or made, as the case may be, on terms and conditions satisfactory to Target, the Management Shareholders, Acquirer and Acquirer Sub, acting reasonably, (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect.

            (c) Escrow Agreement. Acquirer, the Shareholders and the Escrow Agent shall have executed the Escrow Agreement in the form of Exhibit 2.07 hereof.

            (d) Registration Rights Agreement. Acquirer and the Shareholders shall have executed and delivered the Registration Rights Agreement in the form of Exhibit 9.01(d) hereto.

      Section 9.02. Conditions to the Obligations of Acquirer and Acquirer Sub to Effect the Acquisition. The obligations of Acquirer and Acquirer Sub under this Agreement to effect the Acquisition are subject to the fulfillment or satisfaction, at or prior to the execution of this Agreement, of the following conditions, unless waived by Acquirer in its sole discretion:

            (a) Accuracy of Representations and Warranties. Each of the representations and warranties of Target and the Warranting Shareholders set forth in Articles III and IV hereof that is expressly qualified by a reference to materiality shall be true and correct in all respects as so qualified, and each of the representations and warranties of Target and the Warranting Shareholders set forth in Articles III and IV hereof that is not so qualified shall be true and correct in all material respects, each as of the date when made and at and as of the Closing, except for such changes as are permitted by this Agreement and except to the extent a representation or warranty speaks only as of an earlier date.

            (b) Covenants and Agreements. Target and the Management Shareholders shall have duly performed and complied with the covenants and agreements required by this Agreement to be performed by or complied with by it, him or her prior to or at the Closing. None of the events or conditions entitling Acquirer to terminate this Agreement under Article X hereof shall have occurred and be continuing.

            (c) Consents. Any consent required for the consummation of the Acquisition under any material Contract or License or for the continued enjoyment by Target of the benefits of any such contract or license after the Acquisition shall have been obtained.

            (d) Opinion of Counsel. Acquirer shall have received the opinion of Venture Law Group, counsel to Target, dated as of the Closing Date, in the form of Exhibit 9.02(d) hereto.

            (e) Certificate of Target. Acquirer shall have received a certificate of Target, executed on behalf of Target by the Chief Executive Officer and Chief Financial Officer of Target, satisfactory in form and substance to Acquirer, as to compliance with the matters set forth in paragraphs
(a), (b) and (c) of this Section 9.02.

            (f) No Adverse Decision. There shall not be any action taken or threatened, or any statute, rule, regulation or order enacted, entered, threatened, or deemed applicable to the transactions contemplated hereby, by any foreign or United States Federal or state government or Governmental Entity or Regulatory Authority or court that, whether in connection with the grant of a Requisite Regulatory Approval, any agreement proposed by any foreign or United States Federal or state government or Governmental Entity or Regulatory Authority, or otherwise, which (i) requires or could reasonably be expected to require any divestiture of a portion of its business that Acquirer in its reasonable judgment believes will have a Material Adverse Effect on Target or
(ii) imposes any condition upon Target that in Acquirer's reasonable judgment
(x) would be materially burdensome to Target or (y) would materially increase the costs incurred or that will be incurred by Acquirer as a result of consummating the Acquisition and the other transactions contemplated hereby. There shall be no action, suit, investigation or proceeding pending or threatened by or before any Governmental Entity which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise materially affect the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

            (g) Litigation. There shall not have been any litigation or claim pending or threatened against Target as of Closing Date that could reasonably be expected to have a Material Adverse Effect on Target.

            (h) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Acquirer and Acquirer's counsel, and Acquirer and Acquirer's counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as Acquirer or its counsel may reasonably request. Acquirer shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby.

            (i) Adverse Change. From the date hereof through and including the Closing Date, Target shall not have suffered any Material Adverse Change in its business, financial condition, assets, properties or prospects (whether or not such change is described in any supplement to a schedule hereto).

            (j) Non-Disclosure and Non-Solicitation Agreements. Each of the employees of Target who are to be employed or otherwise retained by Acquirer shall have entered into an agreement with Acquirer, in the form of Exhibit 9.02(j) hereto.

            (k) Financial Statements. Acquirer shall have received from Target true, correct and complete copies of each of the financial statements referenced in Section 3.07 hereto. Target agrees to assist Acquirer and Acquirer's independent auditors with preparation of unaudited financial statements for any periods requested by Acquirer.

            (l) Shareholder Representation Letters. Each Shareholder shall have delivered to Acquirer a letter in the form of Exhibit 9.02(l)(i) relating to such Shareholder's status as an "accredited investor" for purposes of the Securities Act. If any Shareholder is not an "accredited investor", such Shareholder shall appoint Linden Rhoads as his shareholder representative for the purpose of complying with the provisions of Regulation D promulgated under the Securities Act. Such appointment shall be made pursuant to a letter in the form of Exhibit 9.02(l)(ii).

            (m) FIRPTA Affidavit. Target shall have executed and delivered to Acquirer an affidavit pursuant to Section 1445(b) of the Code in the form attached hereto as Exhibit 9.02(m).

            (n) Supporting Documents. Acquirer and its counsel shall have received copies of the following documents:

                  (i) (A) the Articles of Incorporation of Target certified as of a recent date by the Secretary of State of the State of Washington, (B) a certificate of said Secretary dated as of a recent date as to the due incorporation of Target and (C) a certificate from the Secretary of State of each state or jurisdiction listed on the Target Disclosure Schedule, as to Target's qualification, good standing (if applicable) and payment of taxes in each such state;

                  (ii) a certificate of the Secretary or an Assistant Secretary
            (or other officer or director executing such certificate) of Target dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Bylaws of such company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the shareholders of such company authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which such company is a party, and the consummation of the Agreement and the other agreements contemplated hereby to which such company is a party, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, and (C) to the incumbency and specimen signature of each officer or director of such company executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer or director of such company as to the incumbency and signature of the officer or director signing the certificate referred to in this clause (ii); and

                  (iii) such additional similar supporting documents and other information with respect to the operations and affairs of Target as Acquirer or its counsel may reasonably request.

            (o) Lock-up Agreements. Each of William Hodgman, Jay Bartot, Craig Horman, Linden Rhoads and Dan Weld shall have executed a lock-up agreement regarding their shares of Acquirer Common Stock received as Merger Consideration, substantially in the form of Exhibit 9.02(o).

            (p) Dissenting Shares. Holders of not more than 1% of the Target's Capital Stock shall have perfected dissenters' rights in accordance with Washington Law.

            All such documents shall be reasonably satisfactory in form and substance to Acquirer and its counsel.

      Section 9.03. Conditions to the Obligations of Target and the Shareholders to Effect the Merger. The obligations of Target and the Management Shareholders under this Agreement to effect the Merger are subject to the fulfillment or satisfaction, at or prior to the execution of this Agreement of the following conditions, unless waived by Target and the Management Shareholders in their sole discretion:

            (a) Accuracy of Representations and Warranties. The representations and warranties of Acquirer and Acquirer Sub set forth in Article V hereof that is expressly qualified by a reference to materiality shall be true and correct in all respects as so qualified, and each of the representations and warranties of Acquirer and Acquirer Sub set forth in Article V hereof that is not so qualified shall be true and correct in all material respects as of the date when made and at and as of the Closing (except to the extent a representation or warranty speaks only as of an earlier date and except for changes contemplated by this Agreement).

            (b) Covenants and Agreements. Acquirer and Acquirer Sub shall have complied with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing. None of the events or conditions entitling Target and the Management Shareholders to terminate this Agreement under Article X hereof shall have occurred and be continuing.

            (c) Opinion of Counsel. Target and the Management Shareholders shall have received the opinion of Fulbright & Jaworski L.L.P., counsel to Acquirer and Acquirer Sub, in the form of Exhibit 9.03(c) hereto.

            (d) Tax Opinion. Target shall have received from Venture Law Group, A Professional Corporation, counsel to Target, an opinion, in form and substance reasonably satisfactory to it, to the effect that the Acquisition will constitute a reorganization within the meaning of Section 368 of the Code. Acquirer, Target and Acquirer Sub agree to make customary representations to permit counsel to render such opinion.

            (e) Certificate of Acquirer and Acquirer Sub. Target shall have received certificates of Acquirer and Acquirer Sub, each satisfactory in form and substance to Target, executed on behalf of Acquirer or Acquirer Sub, as appropriate, by the Chief Executive Officer and Chief Financial Officer of Acquirer or Acquirer Sub, as appropriate, as to compliance with the matters set forth in paragraphs (a) and
(b) of this Section 9.03.

            (f) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Target and the Management Shareholders and counsel to Target and the Management Shareholders, and Target, the Management Shareholders and counsel to Target and the Management Shareholders shall have received all such information and such counterpart originals or certified or other copies of such documents as Target, the Shareholders or their counsel may reasonably request. Target and the Management Shareholders shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby.

            (g) Supporting Documents. Target and its counsel shall have received copies of the following documents:

                  (i) (A) the Certificate of Incorporation of Acquirer certified as of a recent date by the Secretary of State of the State of Delaware, (B) a certificate of said Secretary dated as of a recent date as to the corporate and tax good standing of Acquirer, (C) the Articles of Incorporation of Acquirer Sub certified as of a recent date by the Secretary of State of the State of Washington, and (D) a certificate of said Secretary dated as of a recent date as to the corporate and tax good standing of Acquirer Sub;

                  (ii) certificates of the Secretary or an Assistant Secretary
            (or other officer or director executing such certificate) of Acquirer and Acquirer Sub dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Bylaws of such company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the shareholders (if any) of such company authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which such company is a party, and the consummation of the Agreement and the other agreements contemplated hereby to which such company is a party, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, and (C) to the incumbency and specimen signature of each officer or director of such company executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer or director of such company as to the incumbency and signature of the officer or director signing the certificate referred to in this clause (ii); and

                  (iii) such additional similar supporting documents and other information with respect to the operations and affairs of Acquirer and Acquirer Sub as Target or its counsel may reasonably request.

            (h) Adverse Change. From the date hereof through the Closing Date, Acquirer shall not have suffered any Material Adverse Change in its business, financial condition, assets, properties or prospects.

                                   ARTICLE X.
                       TERMINATION, AMENDMENTS AND WAIVERS

      Section 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by the mutual consent of the Boards of Directors of Acquirer, Acquirer Sub, and Target;

            (b) by Acquirer and Acquirer Sub, or Target, if the Closing shall not have occurred on or before the close of business on October 31, 1999 provided that the terminating party is not at fault for the delay;

            (c) by Acquirer and Acquirer Sub, if they are not in material breach of their obligations under this Agreement, and if (i) there has been a breach by Target or the Shareholders of any of their respective representations and warranties hereunder such that Section 9.02(a) will not be satisfied, (ii) there has been a willful breach on the part of Target or the Shareholders of any of their respective covenants or agreements contained in this Agreement such that the first sentence of Section 9.02(b) will not be satisfied, and, in both case
(i) and case (ii), such breach has not been cured within ten (10) days after notice to Target or the Shareholders;

            (d) by Acquirer and Acquirer Sub, if the average of the daily closing prices of Acquirer Common Stock for the five consecutive trading days ending on the second trading day immediately preceding the Closing Date is less than $20;

            (e) by Target and the Shareholders (acting by a majority in interest), if they are not in material breach of their obligations under this Agreement, and if (i) there has been a breach by Acquirer or Acquirer Sub of any of their representations and warranties hereunder such that Section 9.03(a) will not be satisfied or (ii) there has been the willful breach on the part of Acquirer or Acquirer Sub of any of their covenants or agreements contained in this Agreement such that the first sentence of Section 9.03(b) will not be satisfied, and, in both case (i) and (ii), such breach has not been cured within ten (10) days after notice to Acquirer;

            (f) by Target and the Shareholders (acting by a majority in interest), if the average of the daily closing prices of Acquirer Common Stock for the five consecutive trading days ending on the second trading day immediately preceding the Closing Date is greater than $100;

            (g) by Acquirer, if, after the date of this Agreement, there shall have occurred a Material Adverse Change in the business of Target, or its financial condition, assets, properties and prospects.

      Section 10.02. Effect of Termination. In the event of termination of this Agreement by either Target and the Shareholders or Acquirer and Acquirer Sub as provided in Section 10.01 hereof, this Agreement shall, except as provided herein, forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the parties hereto or their respective officers or directors, except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder. Notwithstanding the foregoing, if the Agreement is terminated as a result of the failure on the part of (i) Target or the Shareholders to satisfy any of its or their respective conditions to closing set forth in Section 9.02(a) hereto or (ii) Acquirer or Acquirer Sub to satisfy any of its or their respective conditions to closing set forth in Section 9.03(a) hereto, then the party which failed to satisfy such conditions to closing will reimburse the other party for all such party's expenses incurred in connection with the Acquisition and the transactions contemplated hereby.

                                   ARTICLE XI.
                                 INDEMNIFICATION

      Section 11.01. Indemnification by the Shareholders.

            (a) Indemnification. Subject to the provisions of Section 11.03 hereof, the Shareholders (whether or not a Shareholder is a party to this Agreement) shall indemnify, defend and hold harmless Acquirer and its officers, directors, employees, agents and representatives (each an "Acquirer Indemnified Party") from and against and in respect of any and all losses, damages, expenses, liabilities, claims, settlements, assessments and judgments (including reasonable costs and attorney's fees and other expenses arising out of claim, or the defense, settlement or investigation thereof, made with respect to any of the foregoing) (collectively, "Losses") incurred or suffered by an Acquirer Indemnified Party, arising out of, based upon or resulting from any inaccuracy, misrepresentation or breach of representation and warranty contained in Article III of this Agreement or non-fulfillment of any covenant or agreement of Target contained in this Agreement or any certificate or instrument furnished pursuant hereto. Notwithstanding anything contained in this Article XI, the maximum indemnification liability of any Shareholder with respect to any Loss shall not exceed such Shareholder's pro rata share of such Loss based on such Shareholder's ownership of outstanding Target Capital Stock on the Closing Date; provided, that Will Hodgman and Linden Rhodes shall be liable for Losses being satisfied with Escrow Shares in excess of their respective pro rata shares to the full extent of their Escrow Shares, allocated between them ratably.

            (b) Several Indemnification. Subject to the provisions of Section
11.03 hereof, each Shareholder shall severally but not jointly indemnify, defend and hold harmless each Acquirer Indemnified Party from and against and in respect of any and all losses, damages, expenses, liabilities, claims, settlements, assessments and judgments (including reasonable costs and attorney's fees and other expenses arising out of any claim, or the defense, settlement or investigation thereof, made with respect to any of the foregoing) incurred or suffered by Acquirer, arising out of, based upon or resulting from any inaccuracy, misrepresentation or breach by such Shareholder of any of his/her/its representations and warranties contained in Article IV of this Agreement, or any non-fulfillment of any of his/her/its respective covenants or agreements or any certificate or instrument furnished pursuant hereto.

      Section 11.02. Indemnification by Acquirer. Subject to the provisions of
Section 11.03 hereof, Acquirer shall indemnify, defend and hold harmless Target, its officers, directors, employees, agents and representatives and each of the Shareholders (each a "Target Indemnified Party") from and against and in respect of any and all losses, damages, expenses, liabilities, claims, settlements, assessments and judgments (including the reasonable costs and attorney's fees and other expenses arising out of any claim, or the defense, settlement or investigation thereof, made with respect to any of the foregoing) incurred or suffered by any Target Indemnified Party, arising out of, based upon or resulting from any inaccuracy, misrepresentation or breach by Acquirer or Acquirer Sub of the representations or warranties contained in Article V of this Agreement, or any non-fulfillment of any of their respective covenants or agreements contained in this Agreement or any certificate or instrument furnished pursuant hereto.

      Section 11.03. Limitations.

            (a) An Indemnifying Party (as defined in Section 11.05 below) shall not be entitled to make any claim for indemnification under this Article XI with respect to the inaccuracy, misrepresentation or breach of any representation and warranty contained in this Agreement after the date on which such representation or warranty ceases to survive pursuant to Section 11.06 hereof.

            (b) Notwithstanding anything to the contrary contained herein, no Indemnified Party (as defined in Section 11.04 below) shall be entitled to indemnification from an Indemnifying Party (as defined in Section 11.04 below) with respect to the inaccuracy, misrepresentation or breach or any representation and warranty until the losses suffered by such Indemnified Party and for which indemnification is available hereunder exceed $25,000 per claim or $100,000 in the aggregate, whereupon the Indemnified Party shall be entitled to claim indemnification for all losses suffered (including the initial $25,000 or $100,000, as the case may be) by such Indemnified Party and for which indemnification is available hereunder; provided, however, that this $25,000 or $100,000, as the case may be, threshold shall not be applicable with respect to the representations and warranties contained in Sections 3.03, 3.11, 3.22, 3.24(b) and 4.01.

            (c) Except as set forth below, the total indemnification liability of all Shareholders shall not exceed, in the aggregate, the value of the Escrowed Shares, provided that with respect to any breach of the representations and warranties set forth in Sections 3.01, 3.03, 3.04, 3.08, 3.09, 3.11, 3.19,
3.22 and 3.24, such limitation on indemnification liability shall not apply, and instead the total indemnification liability of each Shareholder shall not exceed, in the aggregate, the value of the Merger Consideration and the issued Contingent Shares delivered to such Shareholder hereunder. The total indemnification liability of Acquirer shall not exceed the value of the Merger Consideration on the Closing Date. For purposes of satisfying any indemnity claim payable out of the Escrowed Shares, the Escrowed Shares shall be valued at the Average Acquirer Price. No limitation provided in this Section 11.03, however, shall be applicable with respect to any claim for fraud, willful misconduct or intentional misrepresentation.

      Section 11.04. Notice and Defense of Claims.

            (a) Each Acquirer Indemnified Party and Target Indemnified Party (the "Indemnified Party") shall give notice to the party or parties required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and, in the event of any claim or demand asserted by a third party; but the failure of any Indemnified Party to timely give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless such failure to give notice materially adversely affected the ability of the Indemnifying Party to defend such claim. Upon receipt of any such notice, the Indemnifying Party may elect to defend the Indemnified Party against such claim, suit, action or proceeding, at its own expense, through counsel of its own choice that is reasonably acceptable to the Indemnified Party, and from and after such election and for so long as the Indemnifying Party is diligently prosecuting such defense, the Indemnifying Party shall not be responsible for any legal fees or expenses of the Indemnified Party, other than reasonable costs of investigation. Failing such election or reasonably diligent prosecution, the Indemnified Party shall have the right to (but shall not be obligated to) pay, compromise or defend the same. In any claim, suit, action or proceeding defended by the Indemnifying Party, the Indemnified Party may participate, at its expense, in the defense of the same. The Indemnifying Party in the defense of any such claim, suit, action or proceeding shall not, except with the consent of the Indemnified Party, consent to the entry of any judgment or entry into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim, suit, action or proceeding or (ii) requires the performance of any act (other than the payment of moneys for which such Indemnified Party is held harmless hereunder) or the agreement not to perform any act by the Indemnified Party. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim, suit, action or proceeding resulting therefrom.

      Section 11.05. Exclusive Remedy. In the absence of fraud, willful misconduct or intentional misrepresentation (for which liability shall be governed by applicable law), the indemnification provisions of this Article XI and under the Escrow Agreement will be the sole and exclusive remedy of Acquirer and the other Indemnified Parties after the Closing Date for any damages suffered by the Indemnified Parties in connection with this transaction. In order to secure the performance by the Shareholders of their respective obligations hereunder, the Shareholder Representative will enter into the Escrow Agreement for and on behalf of the Shareholders.

      Section 11.06. Survival of Representations and Warranties. All of the representations, warranties and agreements contained in this Agreement shall survive the Closing and shall remain in full force and effect until the expiration of one year from the Closing Date and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or agreement, until such claim is finally determined or settled. Notwithstanding the foregoing, the representations and warranties contained in Sections 3.01, 3.03, 3.04, 3.11, 3.17, 3.24(b) and 3.24 (c) shall remain in full force and effect until the expiration of the applicable statute of limitations.

      Section 11.07. Reimbursement. Subject to Section 11.02 hereof, at the time that the Indemnified Party shall suffer a loss because of a breach of any warranty, representation or covenant by the Indemnifying Party or at the time the amount of any liability on the part of the Indemnifying Party under this Agreement is determined (which in the case of payment to third persons shall be the earlier of (i) the date of such payment, provided that the Indemnified Party has fully complied with Section 11.03, or (ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion or expiration of appeal rights) establishing such liability) (such loss or amount being hereinafter referred to as the "Indemnity Claim"), the Indemnifying Party shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party the amount of the Indemnity Claim. In the case of an Indemnity Claim against a Target Indemnified Party, such claim shall first be satisfied out of the Escrowed Shares and, in the event that the Escrowed Shares are exhausted, shall then be payable, at the option of the Indemnifying Party, either in cash or shares of Acquirer Common Stock. For purposes of satisfying any indemnity claim in shares of Acquirer Common Stock pursuant to this Section 11.07, such shares shall be valued at the Average Acquirer Price. In the case of an Indemnity Claim against an Acquirer Indemnified Party, such claim shall be paid in cash. If such amount is not paid forthwith, then the Indemnified Party may, at its option, take legal action against the Indemnifying Party for reimbursement in the amount of its Indemnity Claim. For purposes hereof the Indemnity Claim shall include the amounts so paid, or determined to be owing by the Indemnified Party together with costs and reasonable attorney's fees and interest on the foregoing items (but only to the extent pre-judgment interest due the Indemnified Party is not already included within such items) at the rate of ten percent (10%) per annum from the date the Indemnity Claim is due from the Indemnifying Party to the Indemnified Party as hereinabove provided until the Indemnity Claim shall be paid.

                                  ARTICLE XII.
                               GENERAL PROVISIONS

      Section 12.01. Taking of Necessary Action. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use all reasonable efforts promptly to take or cause to be taken all further action and promptly to do or cause to be done all further things (including the execution and delivery of such further instruments and documents) as any party reasonably may request.

      Section 12.02. Effect of Due Diligence. No investigation by or on behalf of Acquirer or Acquirer Sub into the business, operations, prospects, assets or condition (financial or otherwise) of Target shall diminish in any way the effect of any representations or warranties made by Target or any of the Shareholders in this Agreement or shall relieve Target or any of the Shareholders of any of their obligations under this Agreement. No investigation by or on behalf of Target or the Shareholders into the business, operations, prospects, assets or condition (financial or otherwise) of Acquirer or Acquirer Sub shall diminish in any way the effect of any representations or warranties made by Acquirer or Acquirer Sub in this Agreement or shall relieve Acquirer or Acquirer Sub of any of their obligations under this Agreement.

      Section 12.03. Expenses. Except as provided in Article X, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same; provided that Acquirer shall pay up to $150,000 of the expenses of Target. All costs and expenses incurred by the Shareholders shall be paid prior to the Closing Date or other suitable arrangements acceptable to Acquirer with respect thereto shall be made. Notwithstanding anything to the contrary contained herein, the Shareholders shall be jointly and severally liable for the costs and expenses incurred by Target in connection with the Agreement and the transactions contemplated hereby which are in excess of $150,000.

      Section 12.04. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, heirs, executors, administrators and legal representatives. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

      Section 12.05. Entire Agreement. This Agreement and the other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which conflicts with, or may have related to, the subject matter hereof in any way, including without limitation that certain letter dated August 23, 1999, by and among Acquirer and Target.

      Section 12.06. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telefax communication, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows:

            (a) If to Target, Will Hodgman, c/o AdRelevance, Inc., 2151 North Northlake Way, Suite 210, Seattle WA 98103, with a copy to Venture Law Group, 4750 Carillon Point, Kirkland, Washington 98033, Attention: Craig Sherman;

            (b) If to Acquirer or Acquirer Sub, Media Metrix, Inc., 250 Park Avenue South, New York, New York 10003, Attention: Tod Johnson, with a copy to:
Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103,
Attention: Richard Gilden, Esq., and

            (c) If to the Shareholders, to the address specified in Schedule 1.0 hereto; with a copy to Venture Law Group, 4750 Carillon Point, Kirkland, Washington 98033, Attention: Craig Sherman.

            (d) Or such other addresses as shall be furnished by like notice by such party. All such notices and communications shall, when telefaxed (immediately thereafter confirmed by telephone), be effective when telefaxed, or if sent by nationally recognized overnight courier service, be effective one Business Day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective when received.

      Section 12.07. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to or application of any conflicts of laws principles.

      Section 12.08. Consent to Jurisdiction; Receipt of Process. Each party hereby consents to the jurisdiction of, and confers non-exclusive jurisdiction upon, any federal or state court located in the City of New York, New York and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement, or any of the transactions contemplated hereby. Each party hereby irrevocably waives, and agrees not to assert as a defense in any such action, suit or proceeding, any objection which it may now or hereafter have to venue of any such action, suit or proceeding brought in any such federal or state court and hereby irrevocably waives any claim that any such action, suit or proceeding brought in any such court or tribunal has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of New York provided that notice thereof is provided pursuant to provisions for notice under this Agreement.

      Section 12.09. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

      Section 12.10. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto;

provided, however, that the holders of a majority of the outstanding Target Capital Stock as of the Closing shall have the right to amend any provision of this Agreement on behalf of the Shareholders either prior to or following the Closing unless any nonconsenting Shareholder is adversely affected by such amendment in a manner different from other Shareholders. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. At any time prior to the Closing, the parties hereto, by action taken by their respective Boards of Directors and, in the case of the Shareholders, by action taken by the holders of a majority of the outstanding Target Capital Stock, may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein.

      Section 12.11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      Section 12.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      Section 12.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 12.14. Headings. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                  MEDIA METRIX, INC.

                                  By: /s/ Mary Ann Packo
                                     ---------------------------

                                  Title: President


                                  JUPITER ACQUISITION CORP.

                                  By: /s/ Mary Ann Packo
                                     ---------------------------

                                  Title: President


                                  ADRELEVANCE, INC.

                                  By: /s/ Will Hodgman
                                     ---------------------------

                                  Name: Will Hodgman

                                  Title: Chief Executive Officer


                                  SHAREHOLDERS:

                                  REDLEAF VENTURE II, L.P.

                                  By: /s/ illegible
                                     ---------------------------

                                  Title: General Partner
                                        ------------------------

                                  THE GUIDE FUND II LP

                                  By: /s/ illegible
                                     -------------------------------

                                  Title: Managing Director
                                         ---------------------------


                                  SCOTT MILBURN

                                  By: /s/ Scott Milburn
                                     ---------------------------

                                  Title: Not Applicable
                                         ---------------------------


                                  JAMES T. BARTOT

                                  By: /s/ James T. Bartot
                                     -------------------------------

                                  Title: V.P. Engineering
                                         ---------------------------


                                  NORTHWEST VENTURE PARTNERS II LP

                                  By: /s/ Thomas C. Simpson
                                     -------------------------------

                                  Title: President
                                         ---------------------------


                                  INLAND NORTHWEST INVESTORS LP

                                  By: /s/ Thomas C. Simpson
                                     -------------------------------

                                  Title: President
                                         ---------------------------

                                  VLG INVESTMENTS 1998

                                  By: /s/ illegible
                                     -------------------------------

                                  Title: Director
                                         ---------------------------


                                  VLG INVESTMENTS 1999

                                  By: /s/ illegible
                                     -------------------------------

                                  Title: Director
                                         ---------------------------


                                  CRAIG HORMAN

                                  By: /s/ Craig Horman
                                     -------------------------------

                                  Title: Chief Technologist
                                         ---------------------------

                                  DAN WELD

                                  By: /s/ Dan Weld
                                     -------------------------------

                                  Title: Not Applicable
                                         ---------------------------


                                  MADRONA INVESTMENT GROUP, LLC

                                  By: /s/ illegible
                                     -------------------------------

                                  Title: illegible
                                         ---------------------------

                                  LINDEN RHOADS

                                  By: /s/ Linden Rhoads
                                     -------------------------------

                                  Title: Not Applicable
                                         ---------------------------


                                  1998 WELD CHILDREN'S TRUST

                                  By: /s/ Dan Weld
                                     -------------------------------

                                  Title: Not Applicable
                                         ---------------------------


                                  RICHARD LEFURGY

                                  By: /s/ Richard LeFurgy
                                         ---------------------------

                                  Title: Not Applicable
                                         ---------------------------


                                  CRAIG SHERMAN

                                  By: /s/ Craig Sherman
                                     -------------------------------

                                  Title: Not Applicable
                                         ---------------------------


                                  KEITH GRINSTEIN

                                  By: /s/ Keith Grinstein
                                     -------------------------------

                                  Title: Not Applicable
                                         ---------------------------

                                     WILLIAM W. ERICSON

                                     By: /s/ William W. Ericson
                                        ---------------------------------------

                                     Title: Not Applicable
                                            -----------------------------------


                                     WILL HODGMAN

                                     By: /s/ Will Hodgman
                                        ---------------------------------------

                                     Title: President & Chief Executive Officer
                                            -----------------------------------


                                     CNA TRUST, TRUSTEE FOR VLG 401 (K) FBO:
                                     CRAIG SHERMAN A/C# 1050524225

                                     By: /s/ Jeff Cohen
                                        ---------------------------------------

                                     Title: Vice President
                                            -----------------------------------